Exhibit 10.2

MERGER AGREEMENT

dated

December 13, 2021

by and among

Hudson Capital Inc. (f/k/a China Internet Nationwide Financial Services Inc.), a British Virgin

Islands business company,

as Parent,

Hudson Capital Merger Sub I Inc., a Delaware corporation,

as Merger Sub,

Freight App, Inc., a Delaware corporation,

as the Company,

and ATW Master Fund II, L.P.,

as the Stockholders’ Representative

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ARTICLE VI COVENANTS OF THE COMPANY PENDING CLOSING		40
6.1	Conduct of the Business	40
6.2	Access to Information	42
6.3	Notices of Certain Events	43
6.4	Annual and Interim Financial Statements	43
6.5	SEC Filings.	44
6.6	Financial Information	44

ARTICLE VII COVENANTS OF THE COMPANY		44
7.1	Reporting and Compliance with Laws	44
7.2	Best Efforts to Obtain Consents	44
7.3	Available Funding and Cash Payment	44

ARTICLE VIII COVENANTS OF ALL PARTIES HERETO		45
8.1	Best Efforts; Further Assurances	45
8.2	Tax Matters	45
8.3	Settlement of Parent Liabilities	45
8.4	Confidentiality	46
8.5	Form 6-K; Form 8-K; Press Releases	46
8.6	Director and Officer Liability	47

ARTICLE IX CONDITIONS TO CLOSING		47
9.1	Condition to the Obligations of the Parties	47
9.2	Conditions to Obligations of Parent	48
9.3	Conditions to Obligations of the Company	49

ARTICLE X INDEMNIFICATION		49
10.1	Indemnification	49
10.2	Procedure	50
10.3	Reserved Shares	51
10.4	Limitations of Indemnification.	52
10.5	Periodic Payments	52
10.6	Survival of Indemnification Rights	52

ARTICLE XI DISPUTE RESOLUTION		53
11.1	Arbitration	53
11.2	Waiver of Jury Trial; Exemplary Damages	54

ARTICLE XII TERMINATION		54
12.1	Termination Without Default	54
12.2	Termination Upon Default	55
12.3	No Other Termination	55
12.4	Breakup Fee	55
12.5	Survival	55

ARTICLE XIII MISCELLANEOUS		56
13.1	Notices	56
13.2	Amendments; No Waivers; Remedies	57

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MERGER AGREEMENT

This MERGER AGREEMENT (the “Agreement”), dated as of December __, 2021 (the “Signing Date”), by and among Hudson Capital Inc. (f/k/a China Internet Nationwide Financial Services Inc.), a British Virgin Islands business company (“Parent”), Hudson Capital Merger Sub I Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), Freight App Inc., a Delaware corporation(fka Freight Hub, Inc. (the “Company”), and ATW Master Fund II, L.P., a Delaware limited partnership, as the representative of the stockholders of the Company (the “Stockholders’ Representative”).

W I T N E S S E T H :

A.	The Company is in the business of operating a cloud-based mobile platform that offers digital freight matching technology connecting shippers with a broad network of carriers and drivers in Mexico, Canada and the United States (the “Business”);

B.	Parent is a holding company incorporated under the laws of the British Virgin Islands that provides various financial services through several wholly-owned subsidiaries;

C.	The parties desire that Merger Sub merge with and into the Company and the Company shall survive, upon the terms and subject to the conditions set forth herein and in accordance with the Delaware General Corporation Law (the “Merger”), and that the shares of Company Common Stock (excluding any shares held in the treasury of the Company) and Company Stock Rights be converted upon the Merger into the right to receive the Applicable Per Share Merger Consideration, as is provided herein (Merger Sub and the Company are sometimes hereinafter referred to as the “Constituent Corporations” and the Company, following the Merger, is sometimes hereinafter referred to as the “Surviving Corporation”).

The parties accordingly agree as follows:

ARTICLE I

DEFINITIONS

The following terms, as used herein, have the following meanings:

1.1 “Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise.

1.2 “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person; provided that for the purpose of this Agreement, ATW Master Fund II, L.P. shall not be deemed to be an Affiliate of the Company.

1.3 “Applicable Per Share Merger Consideration” means the applicable portion of the Merger Consideration for such share of Company Common Stock and Company Preferred Stock, and each Warrant, as specified on Schedule 1.38.

1.4 “Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local.

1.5 “Balance Sheet Date” means December 31, 2020.

1.6 “Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by a Person or in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

1.7 “Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York are authorized to close for business.

1.8 “COBRA” means collectively, the requirements of Sections 601 through 606 of ERISA and Section 4980B of the Code.

1.9 “Code” means the Internal Revenue Code of 1986, as amended.

1.10 “Company A1-A Preferred Stock” means the shares par value $0.0001 of Series A1-A Preferred Stock of the Company.

1.11 “Company A1-B Preferred Stock” means the shares par value $0.00001 of Series A1-B Preferred Stock of the Company.

1.12 “Company A2 Preferred Stock” means the shares par value $0.00001 of Series A2 Preferred Stock of the Company.

1.13 “Company A3 Preferred Stock” means the shares par value $0.00001 of Series A3 Preferred Stock of the Company equal to the Initial Conversion Shares.

1.14 “Company A4 Preferred Stock” means the shares par value $0.0001 of Series A4 Preferred Stock of the Company.

1.15 “Company Common Stock” means common stock, par value $0.00001 per share of the Company.

1.16 “Company Options” means equity awards granted pursuant to the Company Option Plan, including options and restricted shares.

1.17 “Company Option Plan” means Freight App, Inc. 2018 Stock Incentive Plan.

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1.18 “Company Preferred Stock” means Company A1-A Preferred Stock, the Company A1-B Preferred Stock, Company A2 Preferred Stock, Company A3 Preferred Stock, Company A4 Preferred Stock and Company Series Seed Preferred Stock.

1.19 “Company Series Seed Preferred Stock” means the shares par value $0.00001 of Series Seed Preferred Stock of the Company.

1.20 “Company Stock Rights” means all options, warrants or other rights to purchase, convert or exchange into Company Common Stock.

1.21 “Contracts” means all contracts, agreements, leases (including Real Property leases, equipment leases, car leases and capital leases), licenses, commitments, client contracts, statements of work (SOWs), sales and purchase orders and similar instruments, oral or written, to which the Company is a party or by which any of its respective assets are bound, including any entered into by the Company in compliance with Section 6.1 after the Signing Date and prior to the Closing, and all rights and benefits thereunder, including all rights and benefits thereunder with respect to all cash and other property of third parties under the Company’s dominion or control.

1.22 “Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing, a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13.d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

1.23 “Environmental Laws” shall mean all Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.

1.24 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

1.25 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.26 “Hazardous Material” shall mean any material, emission, chemical, substance or waste that has been designated by any Governmental Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant.

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1.27 “Hazardous Materials Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including, without limitation, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

1.28 “Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements) including with respect thereto, all interests, fees and costs, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under U.S. GAAP, (g) all guarantees by such Person and (h) any agreement to incur any of the same.

1.29 “Initial Conversion Shares” shall have the meaning ascribed to it in that certain Securities Purchase Agreement, dated as of February 9, 2021, by and among the Company and the parties thereto, as amended.

1.30 “Intellectual Property Right” means any trademark, service mark, registration thereof or application for registration therefor, trade name, license, invention, patent, patent application, trade secret, trade dress, know-how, copyright, copyrightable materials, copyright registration, application for copyright registration, software programs, data bases, u.r.l.s., and any other type of proprietary intellectual property right, and all embodiments and fixations thereof and related documentation, registrations and franchises and all additions, improvements and accessions thereto, and with respect to each of the forgoing items in this definition, which is owned or licensed or filed by the Company, or used or held for use in the Business, whether registered or unregistered or domestic or foreign.

1.31 “Inventory” is defined in the UCC.

1.32 “Key Personnel” means Javier Selgas.

1.33 “Knowledge of the Company” means the actual knowledge of Javier Selgas, without any further investigation by such individual.

1.34 “Knowledge of Parent” means the actual knowledge of Man Yun, without any further investigation by such individual.

1.35 “Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

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1.36 “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

1.37 “Material Adverse Effect” or “Material Adverse Change” means a material adverse change or a material adverse effect, individually or in the aggregate, upon on the assets, liabilities, condition (financial or otherwise), prospects, net worth, management, earnings, cash flows, business, operations or properties of the Company and the Business, taken as a whole, whether or not arising from transactions in the ordinary course of business, excluding any changes or effects resulting from (i) general changes in economic, geographic, market, financial or capital market or political conditions, (ii) terrorism, war or the outbreak of hostilities, natural disasters or other force majeure events anywhere in the world, whether commencing before or after the date of this Agreement, (iii) changes in conditions generally affecting the industries in which the Company operates, (iv) any changes in applicable Laws or accounting rules (including GAAP), or the interpretation thereof by any Authority, (v) the negotiation, execution, pendency, announcement or the consummation of the Merger, (vi) compliance with the terms of, or the taking of any action required or expressly permitted by, this Agreement, or (vii) the Company’s failure to act at the request of Parent (other than as contemplated by this Agreement), or to which Company has consented; provided, however, with respect to a matter described in any of the foregoing clauses (i), (ii), and (iii), such matter does not have a disproportionate effect on the Company (as applicable) as compared to similarly situated Persons operating in the industries in which the Company operate.

1.38 “Merger Consideration” means in the aggregate, 40,147,876 shares of Parent (the “Merger Consideration”) issuable to the Stockholders and in such amounts and classes set forth opposite each Stockholder’s name on Schedule 1.38, subject to update immediately prior to Closing to reflect any adjustments to the capital stock of the Company, including a reverse stock split, or the issuance of shares of additional shares of Company Common Stock or Company Preferred Stock as may be approved and agreed by the Parties, including such issuances contemplated by the Company financings set forth on Schedule 6.1.

1.39 “Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

1.40 “Parent Ordinary Shares” means the ordinary shares, par value $0.005 per share, of Parent.

1.41 “Parent Preferred Shares” means the preferred shares of the Parent issued in accordance with the terms of this Agreement as the Applicable Per Share Merger Consideration, consisting of, Parent Series Seed Preferred Shares, Parent Series A1-A Preferred Shares, Parent Series A1-B Preferred Shares, Parent Series A1 Preferred Shares, Parent Series A2 Preferred Shares and Parent Series A4 Preferred Shares.

1.42 “Parent Series A1-A Preferred Shares” means the shares par value US$0.0001 of series A1-A preferred shares of the Parent.

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1.43 “Parent Series A1-B Preferred Shares” means the shares par value US$0.0001 of series A1-B preferred shares of the Parent.

1.44 “Parent Series A2 Preferred Shares” means the shares par value US$0.0001 of series A2 preferred shares of the Parent.

1.45 “Parent Series A4 Preferred Shares” means the shares par value US$0.0001 of series A1-A preferred shares of the Parent.

1.46 “Parent Series Seed Preferred Shares” means the shares par value US$0.0001 of series seed preferred shares of the Parent.

1.47 “Parent Share Rights” means all options, warrants or other rights to purchase, convert or exchange into Parent Ordinary Shares.

1.48 “Permitted Liens” means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Parent; and (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts (A) that are not delinquent, (B) that are not material to the business, operations and financial condition of the Company so encumbered, either individually or in the aggregate, (C) not resulting from a breach, default or violation by the Company of any Contract or Law, and (D) the Liens set forth on Schedule 4.13.

1.49 “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

1.50 “Pre-Closing Period” means any period that ends on or before the Closing Date or with respect to a period that includes but does not end on the Closing Date, the portion of such period through and including the day of the Closing.

1.51 “Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

1.52 “Reserved Shares” means shares of Parent Ordinary Shares representing 20% of Parent’s shares issued and outstanding immediately after the Effective Time.

1.53 “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

1.54 “SEC” means the Securities and Exchange Commission.

1.55 “Securities Act” means the Securities Act of 1933, as amended.

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1.56 “Stockholder” means a holder of Company Common Stock or Company Preferred Stock.

1.57 “Subsidiary” means each entity of which at least fifty percent (50%) of the capital stock or other equity or voting securities are Controlled or owned, directly or indirectly, by the Company.

1.58 “Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, trucks, forklifts and other vehicles owned or leased by the Company and other tangible property .

1.59 “Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee (including under Section 6901 of the Code or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

1.60 “Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

1.61 “Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

1.62 “UCC” means the Uniform Commercial Code of the State of New York, or any corresponding or succeeding provisions of Laws of the State of New York, or any corresponding or succeeding provisions of Laws, in each case as the same may have been and hereafter may be adopted, supplemented, modified, amended, restated or replaced from time to time.

1.63 “U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

1.64 “Warrants” means the warrants to purchase 9,050 shares of Company Common Stock, 7,224 shares of Company Series Seed Preferred Stock and 765,862 shares of Company A-2 Preferred Stock.

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ARTICLE II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, pursuant to an appropriate certificate of merger (the “Certificate of Merger”) and in accordance with Delaware Law, Merger Sub shall be merged with and into the Company. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”).

2.2 Closing; Effective Time. The consummation of the transactions as contemplated hereby (the “Closing”) shall take place remotely via exchange of documents and signatures (or in such other manner as the parties may designate in writing) at 10:00 a.m. Eastern time on the date hereof. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”. At the Closing, the parties hereto shall cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of Delaware Law, and, as soon as practicable on or after the Closing Date, shall make any and all other filings or recordings required under Delaware Law. The Merger shall become effective at such date and time as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such other date and time as Merger Sub and the Company shall agree in writing and shall specify in the Certificate of Merger (the date and time the Merger becomes effective being the “Effective Time”).

2.3 Board of Directors of Surviving Corporation. Immediately after the Closing, the board of directors of the Surviving Corporation will consist of four (4) directors, who shall be Nicholas Adler, Marc Urbach, William Samuels, and Javier Selgas.

2.4 Board of Directors of Parent. Immediately after the Closing, the board of directors of the Parent will consist of four (4) directors, who shall be Nicholas Adler, Marc Urbach, William Samuels, and Javier Selgas. At least a majority of Parent’s post-Closing board of directors shall qualify as independent directors under the Securities Act and the rules of Nasdaq.

2.5 Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and in the relevant provisions of Delaware Law.

2.6 Certificate of Incorporation; Bylaws.

(a) At the Effective Time, the certificate of incorporation of Surviving Corporation shall be in the form agreed to be between Parent and the Company until thereafter amended in accordance with its terms and as provided by Law.

(b) At the Effective Time, and without any further action on the part of the Company or Merger Sub, the bylaws of the Company shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with its terms, the certificate of incorporation of the Surviving Corporation and as provided by Law.

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2.7 No Further Ownership Rights in Company Common Stock. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided for herein or by Law.

2.8 Rights Not Transferable. The rights of the holders of Company Common Stock as of immediately prior to the Effective Time are personal to each such holder and shall not be assignable or otherwise transferable for any reason (except by will or by the operation of the laws of descent after the death of a natural holder thereof). Any attempted transfer of such right by any holder thereof (otherwise than as permitted by the immediately preceding sentence) shall be null and void.

2.9 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of the Company, to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is not inconsistent with this Agreement.

2.10 Section 368 Reorganization. For U.S. federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby (i) adopt this Agreement insofar as it relates to the Merger as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury regulations, (ii) agree to file and retain such information as shall be required under Section 1.368-3 of the United States Treasury regulations, and (iii) agree to file all Tax and other informational returns on a basis consistent with such characterization. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Merger as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated on, after or prior to the Effective Time has or may have on any such reorganization status. Each of the parties acknowledge and agree that each such party (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Merger is determined not to qualify as a reorganization under Section 368 of the Code.

ARTICLE III

CONVERSION OF SHARES; MERGER CONSIDERATION

3.1 Conversion of Shares.

(a) Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the Stockholders, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and automatically converted into the right to receive, without interest, the Applicable Per Share Merger Consideration as specified on Schedule 1.38 hereto. All fractional shares of Company Common Stock held by the Stockholders shall be entitled to receive the Applicable Per Share Merger Consideration with respect to such fractional shares.

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(b) Conversion of Company Preferred Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the Stockholders, each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time shall be canceled and automatically converted into the right to receive, without interest, the Applicable Per Share Merger Consideration as specified on Schedule 1.38 hereto. All fractional shares of Company Preferred Stock held by the Stockholders shall be entitled to receive the Applicable Per Share Merger Consideration with respect to such fractional shares.

(c) Conversion of Company Warrants. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the Stockholders, each Warrant issued and outstanding immediately prior to the Effective Time shall be canceled and automatically converted into the right to receive, without interest, the Applicable Per Share Merger Consideration as specified on Schedule 1.38 hereto.

(d) Capital Stock of Merger Sub. Each share of capital stock of Merger Sub that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of the sole stockholder of Merger Sub, be converted into and become one share of common stock of the Surviving Corporation (and the sole share of Surviving Corporation into which the shares of Merger Sub capital stock are so converted shall be the only share of the Surviving Corporation’s capital stock that are issued and outstanding immediately after the Effective Time). Each certificate evidencing ownership of shares of Merger Sub common stock will, as of the Effective Time, evidence ownership of such share of common stock of the Surviving Corporation.

(e) Treatment of Company Capital Stock Owned by the Company. At the Effective Time, all shares of Company Common Stock and Company Preferred Stock that are owned by the Company as treasury stock immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

(f) Company Options. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company Option Plan, any certificate, option agreement, restricted stock award agreement or other instrument issued to evidence a Company Option (“Option Documents”) shall be terminated and all Company Options not exercised (with respect to options) or vested (with respect to restricted stock grants) prior to the Effective Time shall be cancelled and automatically converted into the right to receive an equivalent number (as adjusted to take into effect the Merger) of options to purchase ordinary shares of Parent or restricted ordinary shares of Parent, as applicable.No Liability. Notwithstanding anything to the contrary in this Section 3.1, none of Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(g) Surrender of Certificates. All shares of Parent Ordinary Shares and Parent Preferred Shares, and all Parent Warrants issued upon the surrender of shares of the Company Common Stock, the Company Preferred Stock and the Warrants, in accordance with the terms hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, other than any additional rights pursuant to this Agreement, provided that any restrictions on the sale and transfer of such shares shall also apply to Parent Ordinary Shares, Parent Preferred Shares and Parent Warrants so issued in exchange.

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3.2 Payment of Merger Consideration.

(a) Share Exchange Procedures. At or after the Closing, each Stockholder shall surrender to the Surviving Corporation the certificates evidencing such Stockholder’s shares of Company Common Stock or Company Preferred Stock, as applicable, (the “Share Certificates”) for cancellation, upon which: (i) Parent shall cause to be issued to each Stockholder the Applicable Per Share Merger Consideration such Stockholder has the right to receive in respect of the shares of Company Common Stock or Company Preferred Stock formerly represented by such Share Certificate pursuant to Section 3.1. If a transfer of ownership of shares of Company Common Stock or Company Preferred Stock that is not registered in the transfer records of the Company is stated to have occurred, then payment of the relevant portion of the Merger Consideration may be made to a Person other than the Person in whose name the Share Certificate is registered if the Share Certificate representing such shares is properly endorsed or otherwise is in proper form for transfer. After the Closing, ach Share Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (or at such other applicable time) such portion of the Merger Consideration to which the holder of such Share Certificate is entitled pursuant and subject to this Article III.

(b) No Issuance of Fractional Shares. No certificates or scrip representing fractional shares of Parent Ordinary Shares or Parent Preferred Shares will be issued pursuant to the Merger, and instead any such fractional share that would otherwise be issued will be rounded to the nearest whole share.

(c) Exercise of Company Options Prior to the Closing Date. Nothing in this Agreement shall prohibit (A) a holder of a Company Option from exercising such Company Option prior to the Closing Date and (B) the Company from issuing a certificate to such holder in respect of such Company Option exercise prior to the Closing Date; provided, however, that all such Company Option exercises shall be in accordance with the Company Option Plan and the Option Documents with respect thereto.

(d) Legend. Each certificate and Parent Warrant issued pursuant to the Merger to any holder of Company Common Stock, Company Preferred Stock or Warrants, as applicable, shall bear the legend set forth below, or legend substantially equivalent thereto, together with any other legends that may be required by any securities laws at the time of the issuance of Parent Ordinary Shares, Parent Preferred Shares and Parent Warrant:

THE SHARES [UNDERLYING THE WARRANT] REPRESENTED BY THIS CERTIFICATE [WARRANT AGREEMENT] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION HAS BEEN REGISTERED UNDER THE ACT OR (II) THE ISSUER OF THE SHARES HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

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3.3 Contingent Merger Consideration.

(i) Certain Definitions. For purposes of this Section 3.3, the following terms shall have the following meanings:

(1) “Calculation Period” means each of the calendar years ending on December 31, 2021, December 31, 2022 and December 31, 2023.

(2) “Contingent Merger Consideration Shares” means up to 3.33% of the shares of Parent Ordinary Shares on a fully-diluted basis as of the last day of the applicable Calculation Period.

(3) “First Year Revenue Threshold” means at least $25,000,000 in revenue of the Company as per the audited financial statements of the Company as of and for the Calculation Period ended December 31, 2021.

(4) “Maximum Contingent Merger Consideration Shares” means an aggregate amount of shares of Parent Ordinary Shares on a fully-diluted basis not to exceed 10%.

(5) “Revenue Threshold” means each of the First Year Revenue Threshold, the Second Year Revenue Threshold and the Third Year Revenue Threshold.

(6) “Second Year Revenue Threshold” means at least $50,000,000 in revenue of the Company as per the audited financial statements of the Company as of and for the Calculation Period ended December 31, 2022.

(7) “Third Year Revenue Threshold” means at least $100,000,000 in revenue of the Company as per the audited financial statements of the Company as of and for the Calculation Period ended December 31, 2023.

(ii) As soon as practicable, but in any event within fifteen (15) days after delivery of the audited financials of the Surviving Corporation for each Calculation Period (each such date, a “Contingent Merger Consideration Calculation Delivery Date”), Surviving Corporation shall deliver to the Stockholders’ Representative a written statement (in each case, a “Contingent Merger Consideration Calculation Statement”) setting forth the revenues of the Surviving Corporation for the applicable Calculation Period.

(iii) In the event that the applicable Revenue Threshold has been achieved for the associated Calculation Period, the Stockholders shall be entitled to receive and Parent shall issue, the Contingent Merger Consideration Shares to the Stockholders on a pro rata basis as set forth on Schedule 4.1.

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(iv) If, after the Closing and prior to the last Calculated Period, a change of control occurs, then Parent shall issue, to the Stockholders an amount equal to the Maximum Contingent Merger Consideration Shares issuable, less the Contingent Merger Consideration Shares previously issued by Parent, on or promptly after the date of such change of control.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth on the Schedules to this Agreement, the Company hereby represents and warrants to Parent, that each of the following representations and warranties is true, correct and complete as of the date of this Agreement and as of the Closing Date.

4.1 Corporate Existence and Power. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on the Business as presently conducted and as proposed to be conducted. The Company is not qualified to do business as a foreign entity in any jurisdiction, except as set forth on Schedule 4.1, and there is no other jurisdiction in which the character of the property owned or leased by the Company or the nature of its activities make qualification of the Company in any such jurisdiction necessary. The Company has offices located only at the addresses set forth on Schedule 4.1.

4.2 Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby are within the corporate powers of the Company and have been or will be at Closing duly authorized by all necessary action on the part of the Company. This Agreement constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with their respective terms.

4.3 Governmental Authorization. Neither the execution, delivery nor performance by the Company of this Agreement requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Authority requiring a consent, approval, authorization, order or other action of or filing with any Authority as a result of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby (each of the foregoing, a “Governmental Approval”).

4.4 Non-Contravention. None of the execution, delivery or performance by the Company of this Agreement does or will (a) contravene or conflict with the organizational or constitutive documents of the Company, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company, (c) except for the Contracts listed on Schedule 4.11. requiring Company Consents (but only as to the need to obtain such Company Consents), constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company or require any payment or reimbursement or to a loss of any material benefit relating to the Business to which the Company is entitled under any provision of any Permit, Contract or other instrument or obligations binding upon the Company or by which any of the Company Common Stock or any of the Company’s assets is or may be bound or any Permit, (d) result in the creation or imposition of any Lien on any of the Company Common Stock or any of the Company’s assets, (e) cause a loss of any material benefit relating to the Business to which the Company is entitled under any provision of any Permit or Contract binding upon the Company, or (f) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company’s assets.

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4.5 Capitalization. The Company has an authorized capitalization consisting of: (i) 34,361,711 shares of Company Common Stock of which 1,401,985 shares are issued and outstanding as of the date hereof, (ii) 80,000 shares of Non-Voting Common Stock, $0.00001 par value per share (“Company Non-Voting Common Stock”) of which 80,000 shares are issued and outstanding as of the date hereof and (iii) 19,958 shares of Company Series Seed Preferred Stock of which 12,175 shares is issued and outstanding as of the date hereof, (iv) 7,991,078 shares of Company Series A1-A Preferred Stock of which 7,758,329 shares are issued and outstanding as of the date hereof, (v) 3,167,474 shares of Company Series A1-B Preferred Stock of which 2,977,544 shares are issued and outstanding as of the date hereof, (vi) 2,258,521 shares of Company Series A2 Preferred Stock of which 1,426,877 shares is issued and outstanding as of the date hereof, (vii) 15,989,993 shares of Company Series A3 Preferred Stock of which none are currently issued and outstanding, and (viii) 643,586 shares of Company Series A4 Preferred Stock of which none are currently issued and outstanding. No Company capital stock is held in its treasury. All of the issued and outstanding Company Common Stock and Company Preferred Stock has been duly authorized and validly issued, is fully paid and non-assessable and has not been issued in violation of any preemptive or similar rights of any Person or Law. All of the issued and outstanding Company Common Stock and Company Preferred Stock is owned of record and beneficially by the Persons set forth on Schedule 4.5. No other class of capital stock of the Company is authorized or outstanding. Except as set forth on Schedule 4.5, there are no: (a) outstanding subscriptions, options, warrants, rights (including “phantom stock rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the capital stock of the Company, or (b) to the Knowledge of the Company, agreements with respect to any of the Company Common Stock or Company Preferred Stock, including any voting trust, other voting agreement or proxy with respect thereto.

4.6 Certificate of Incorporation and Bylaws. Copies of (a) the certificate of incorporation of the Company, as certified by the Secretary of State of its state of incorporation, and (b) the bylaws of the Company, certified by the secretary of the Company, have heretofore been made available to Parent, and such copies are each true and complete copies of such instruments as amended and in effect on the date hereof.

4.7 Corporate Records. All proceedings occurring since January 1, 2017 of the board of directors, including committees thereof, and all consents to actions taken thereby, are accurately reflected in the minutes and records contained in the corporate minute books of the Company. The stock ledgers and stock transfer books of the Company are complete and accurate. The stock ledgers and stock transfer books and minute book records of the Company relating to all issuances and transfers of stock by the Company, and all proceedings of the board of directors, including committees thereof, and stockholders of the Company since January 1, 2017 have been made available to Parent, and are the original stock ledgers and stock transfer books and minute book records of the Company or true, correct and complete copies thereof.

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4.8 Third Parties; Related Party Arrangements. The Company is not Controlled by any Person and, other than the Persons listed on Schedule 4.8, the Company is not in Control of any other Person. Except as set forth on Schedule 4.8, to the Knowledge of the Company, no Key Personnel (a) engages in any business, except through the Company, or are employees of or provide any service for compensation to, any other business concern or (b) owns any equity security of any business concern, except for publicly traded securities not in excess of 5% of the issued and outstanding securities with respect to such publicly traded securities. Schedule 4.8 lists each Contract to which the Company, on the one hand, and any Stockholder beneficially owning more than 10% of the common stock of the Company, or any affiliate of such a Stockholder (collectively, a “10% Stockholder”), on the other hand, is a party. No Stockholder or any Affiliate of a Stockholder (i) owns, directly or indirectly, in whole or in part, any tangible or intangible property (including Intellectual Property Rights) that the Company uses or the use of which is necessary for the conduct of the Business or the ownership or operation of the Company’s assets, or (ii) have engaged in any transactions with the Company. Schedule 4.8 sets forth a complete and accurate list of the Affiliates of the Company and the ownership interests in the Affiliate of the Company and each Stockholder.

4.9 Assumed Names. Schedule 4.9 is a complete and correct list of all assumed or “doing business as” names currently or, within five (5) years of the date of this Agreement, used by the Company, including names on any websites. Since December 31, 2017, the Company has not used any name other than the names listed on Schedule 4.9 to conduct the Business. The Company has filed appropriate “doing business as” certificates in all applicable jurisdictions with respect to itself.

4.10 Subsidiaries.

(a) Except as set forth on Schedule 4.10, the Company does not currently own and within the past five (5) years has not owned directly or indirectly, securities or other ownership interests in any other entity. The Company owns 100% of the issued and outstanding capital stock and securities of each Person listed on Schedule 4.10. None of the Company or any of its Subsidiaries is a party to any agreement relating to the formation of any joint venture, association or other entity.

(b) Each Subsidiary is a corporation duly organized, validly existing and in good standing under and by virtue of the Laws of the jurisdiction of its formation set forth by its name on Schedule 4.10. Each Subsidiary has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. No Subsidiary is qualified to do business as a foreign entity in any jurisdiction, except as set forth by its name on Schedule 4.10, and there is no other jurisdiction in which the character of the property owned or leased by any Subsidiary or the nature of its activities make qualification of such Subsidiary in any such jurisdiction necessary. Each Subsidiary has offices located only at the addresses set forth by its name on Schedule 4.10.

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4.11 Consents. The Contracts listed on Schedule 4.11 are the only Contracts binding upon the Company or by which any of the Company Common Stock or any of the Company’s assets are bound, requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby (each of the foregoing, a “Company Consent”).

4.12 Financial Statements.

(a) Schedule 4.12 includes (i) the audited financial statements of the Company as of and for the fiscal years ended December 31, 2020 and 2019, consisting of the audited consolidated balance sheets as of such dates, the audited income statements for the twelve (11) month periods ended on such dates, and the audited consolidated cash flow statements for the twelve (11.) month periods ended on such dates (collectively, the “Annual Financial Statements” and (ii) the unaudited balance sheet as of September 30, 2021 (“Interim Balance Sheet” and together with the Annual Financial Statements, the “Financial Statements”).

(b) The Financial Statements are complete and accurate and fairly present, in conformity with U.S. GAAP applied on a consistent basis, the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein. The Financial Statements were prepared from the Books and Records of the Company and such Financial Statements fairly present in all material respects the financial position and results of operations of the Company as of the dates and for the periods indicated therein.

(c) Except as specifically disclosed, reflected or fully reserved against on the Interim Balance Sheet, and for liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since the date of the Interim Balance Sheet, there are no liabilities, debts or obligations of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise) relating to the Company, other than (a) liabilities reflected and adequately reserved against in the Interim Balance Sheet, (b) liabilities incurred in the ordinary course of business after the date of the Interim Balance Sheet, (c) liabilities related to the future performance of any Material Contract, (d) liabilities incurred in connection with the transactions contemplated hereby, (e) Indebtedness of the Company or amounts that will be discharged or paid in full prior to the Closing Date, and (f) liabilities specifically identified on Schedule 4.12.

(d) The Interim Balance Sheet accurately reflects the outstanding Indebtedness of the Company as of the date thereof. Except as set forth on Schedule 4.12, the Company does not have any Indebtedness.

4.13 Books and Records. The Company shall deliver to Parent complete and accurate copies of all documents referred to in the Schedules to this Agreement. The Books and Records accurately and fairly, in reasonable detail, reflect the transactions and dispositions of assets of and the providing of services by the Company.

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4.14 Absence of Certain Changes. Since January 1, 2021, the Company has conducted the Business in the ordinary course consistent with past practices. Without limiting the generality of the foregoing, since the Balance Sheet Date, there has not been:

(a) any Material Adverse Effect;

(b) any transaction, Contract or other instrument entered into, or commitment made, by the Company relating to the Business, or any of the Company’s assets (including the acquisition or disposition of any assets) that require annual payment from or to the Company individually in excess of $500,000 or in an aggregate amount in excess of $1,500,000, or any relinquishment by the Company of any Contract or other right, in either case other than transactions entered into in the ordinary course of business;

(c) (i) any redemption of, declaration, setting aside or payment of any dividend or other distribution with respect to any capital stock or other equity interests in the Company; (ii) any issuance by the Company of shares of capital stock or other equity interests in the Company, or (iii) any repurchase, redemption or other acquisition, or any amendment of any term, by the Company of any outstanding shares of capital stock or other equity interests;

(d) (i) any creation or other incurrence of any Lien other than Permitted Liens on the Company Common Stock or any of the Company’s assets, and (ii) any making of any loan, advance or capital contributions to or investment in any Person by the Company;

(e) any material personal property damage, destruction or casualty loss or personal injury loss (whether or not covered by insurance) affecting the business or assets of the Company;

(f) increased benefits payable under any existing severance or termination pay policies or employment agreements; entered into any employment, deferred compensation or other similar agreement (or amended any such existing agreement) with any director, officer, manager or employee of the Company; established, adopted or amended (except as required by law) any bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer, manager or employee of the Company; or increased any compensation, bonus or other benefits payable to any director, officer, manager or employee of the Company, other than increases to non-officer employees in the ordinary course of business consistent with past practices;

(g) any material labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company;

(h) any sale, transfer, lease to others or otherwise disposition of any of its assets by the Company except for inventory sold in the ordinary course of business consistent with past practices or immaterial amounts of other Tangible Personal Property not required by its business;

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(i) (i) any amendment to or termination of any Material Contract, (ii) any amendment to any material license or material Permit from any Authority held by the Company, (iii) any receipt of any notice of termination of any of the items referenced in (i) and (ii); and (iv) a material default by the Company under any Material Contract, or any material license or material permit from any Authority held by the Company;

(j) any capital expenditure by the Company in excess in any fiscal month of an aggregate of $500,000 or entering into any lease of capital equipment or property under which the annual lease charges exceed $1,000,000 in the aggregate by the Company;

(k) any institution of litigation, settlement or agreement to settle any litigation, action, proceeding or investigation before any court or governmental body relating to the Company or its property or suffering of any actual or threatened litigation, action, proceeding or investigation before any court or governmental body relating to the Company or its property;

(l) any loan of any monies to any Person or guarantee of any obligations of any Person by the Company;

(m) except as required by GAAP, any change in the accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) of the Company or any revaluation of any of the assets of the Company;

(n) any amendment to the Company’s organizational documents, or any engagement by the Company in any merger, consolidation, reorganization, reclassification, liquidation, dissolution or similar transaction;

(o) any acquisition of assets (other than acquisitions of inventory in the ordinary course of business consistent with past practice) or business of any Person individually in excess of $1,000,000 or in an aggregate amount in excess of $1,500,000;

(p) any material Tax election made by the Company outside of the ordinary course of business consistent with past practice, or any material Tax election changed or revoked by the Company; any material claim, notice, audit report or assessment in respect of Taxes settled or compromised by the Company; any annual Tax accounting period changed by the Company; any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any Tax entered into by the Company; or any right to claim a material Tax refund surrendered by the Company; or

(q) any commitment or agreement to do any of the foregoing.

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4.15 Properties; Title to the Company’s Assets. The Company has good, valid and marketable title in and to, a valid leasehold interest or license in or a right to use, all of their assets reflected on the Interim Balance Sheet. Except as set forth on Schedule 4.15, no such asset is subject to any Liens other than Permitted Liens. The Company’s assets constitute all of the assets necessary for the Company to operate the Business immediately after the Closing in substantially the same manner as the Business is currently being conducted.

4.16 Litigation. There is no Action (or any basis therefore) pending against, or to the Knowledge of the Company threatened against or affecting, the Company, any of its officers or directors, the Business, or any Company Common Stock or any of the Company’s assets or any Contract before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby. There are no outstanding judgments against the Company. The Company is not, and has not been in the past five (5) years, subject to any Action with any Authority.

4.17 Contracts.

(a) Schedule 4.17(a) lists all material Contracts, oral or written (collectively, “Material Contracts”) to which the Company is a party and which are currently in effect and constitute the following:

(i) all Contracts that require annual payments or expenses by, or annual payments or income to, the Company of $1,000,000 or more (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practice);

(ii) all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar contracts and agreements, in each case requiring the payment of any commissions by the Company in excess of $1,000,000 annually;

(iii) all employment Contracts, employee leasing Contracts, and consultant and sales representatives Contracts with any current or former officer, director, employee or consultant of the Company or other Person, under which the Company (A) has continuing obligations for payment of annual compensation of at least $1,000,000 (other than oral arrangements for at-will employment), (B) has severance or post termination obligations to such Person (other than COBRA obligations), or (C) has an obligation to make a payment upon consummation of the transactions contemplated hereby or as a result of a change of control of the Company;

(iv) all Contracts creating a joint venture, strategic alliance, limited liability company and partnership agreements to which the Company is a party;

(v) all Contracts relating to any acquisitions or dispositions of assets by the Company, other than in the ordinary course of business;

(vi) all Contracts for material licensing agreements, including Contracts licensing Intellectual Property Rights, other than “shrink wrap” licenses;

(vii) all Contracts relating to secrecy, confidentiality and nondisclosure agreements restricting the conduct of the Company or substantially limiting the freedom of the Company to compete in any line of business or with any Person or in any geographic area;

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(viii) all Contracts relating to patents, trademarks, service marks, trade names, brands, copyrights, trade secrets and other Intellectual Property Rights of the Company;

(ix) all Contracts providing for guarantees, indemnification arrangements and other hold harmless arrangements made or provided by the Company, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations;

(x) all Contracts with or pertaining to the Company to which any 10% Stockholder is a party;

(xi) all Contracts relating to property or assets (whether real or personal, tangible or intangible) in which the Company holds a leasehold interest and which involve payments to the lessor thereunder in excess of $150,000 per month;

(xii) all Contracts relating to outstanding Indebtedness, including financial instruments of indenture or security instruments (typically interest-bearing) such as notes, mortgages, loans and lines of credit;

(xiii) any Contract relating to the voting or control of the equity interests of the Company or the election of directors of the Company (other than the organizational documents of the Company);

(xiv) any Contract not cancellable by the Company with no more than 60 days’ notice if the effect of such cancellation would result in monetary penalty to the Company in excess of $1,000,000 per the terms of such contract;

(xv) any Contract that can be terminated, or the provisions of which are altered, as a result of the consummation of the transactions contemplated by this Agreement to which the Company is a party; and

(xvi) any Contract for which any of the benefits, compensation or payments (or the vesting thereof) will be increased or accelerated by the consummation of the transactions contemplated hereby or the amount or value thereof will be calculated on the basis of any of the transactions contemplated by this Agreement.

(b) Each Contract is a valid and binding agreement, and is in full force and effect, and neither the Company nor, to the Knowledge of the Company, any other party thereto, is in breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract. The Company has not assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Material Contracts, or granted any power of attorney with respect thereto or to any of the Company’s assets. No Contract (i) requires the Company to post a bond or deliver any other form of security or payment to secure its obligations thereunder or (ii) imposes any non-competition covenants that may be binding on, or restrict the Business or require any payments by or with respect to Parent or any of its Affiliates.

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(c) None of the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby or thereby constitutes a default under or gives rise to any right of termination, cancellation or acceleration of any obligation of the Company.

4.18 Insurance. Schedule 4.18 contains a true, complete and correct list (including the names and addresses of the insurers, the names of the Persons if other than the Company to whom such insurance policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a “claims made” or an “occurrence” policy and a brief identification of the nature of the policy) of all liability, property, workers’ compensation and other insurance policies currently in effect that insure the property, assets or business of the Company or its employees (other than self-obtained insurance policies by such employees). Each such insurance policy is valid and binding and in full force and effect, all premiums due thereunder have been paid and the Company has not received any notice of cancellation or termination in respect of any such policy or default thereunder. Neither the Company, nor, to the Knowledge of the Company, the Person to whom such policy has been issued, has received notice that any insurer under any policy referred to in this Section 4.18 is denying liability with respect to a claim thereunder or defending under a reservation of rights clause. Within the last two (2) years the Company has not filed for any claims exceeding $1,000,000 against any of its insurance policies, exclusive of automobile and health insurance policies. The Company has not received written notice from any of its insurance carriers or brokers that any premiums will be materially increased in the future, and does not have any reason to believe that any insurance coverage listed on Schedule 4.18 will not be available in the future on substantially the same terms as now in effect.

4.19 Licenses and Permits. Schedule 4.19 correctly lists each license, franchise, permit, order or approval or other similar authorization affecting, or relating in any way to, the Business, together with the name of the Authority issuing the same (the “Permits”). Except as indicated on Schedule 4.19, such Permits are valid and in full force and effect, and none of the Permits will, assuming the related third party consents have been obtained or waived prior to the Closing Date, be terminated or impaired or become terminable as a result of the transactions contemplated hereby. The Company has all Permits necessary to operate the Business.

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4.20 Compliance with Laws. The Company is not in violation of, has not violated, and to the Knowledge of the Company, is neither under investigation with respect to nor has been threatened to be charged with or given notice of any violation or alleged violation of, any Law, or judgment, order or decree entered by any court, arbitrator or Authority, domestic or foreign, nor is there any basis for any such charge and within the last 12 months the Company has not received any subpoenas by any Authority.

(a) Without limiting the foregoing paragraph, the Company is not in violation of, has not violated, and to the Knowledge of the Company is not under investigation with respect to nor has been threatened or charged with or given notice of any violation of any provisions of:

(i) any Law applicable due to the specific nature of the Business;

(ii) the Foreign Corrupt Practices Act of 1977 (§§ 78dd-1 et seq.), as amended (the “Foreign Corrupt Practices Act”);

(iii) any comparable or similar Law of any jurisdiction; or

(iv) any Law regulating or covering conduct in, or the nature of, the workplace, including regarding sexual harassment or, on any impermissible basis, a hostile work environment.

No Permit, license or registration is required by the Company in the conduct of the Business under any of the Laws described in this Section 4.20.

4.21 Intellectual Property.

(a) Schedule 4.21 sets forth a true, correct and complete list of all Intellectual Property Rights, specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner of such Intellectual Property Right; (iii) the jurisdictions by or in which such Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed; and (iv) all licenses, sublicenses and other agreements pursuant to which any Person is authorized to use such Intellectual Property Right.

(b) Within the past five (5) years (or prior thereto if the same is still pending or subject to appeal or reinstatement) the Company has not been sued or charged in writing with or been a defendant in any Action that involves a claim of infringement of any Intellectual Property Rights, and the Company has no knowledge of any other claim of infringement by the Company, and no knowledge of any continuing infringement by any other Person of any Intellectual Property Rights of the Company.

(c) The current use by the Company of the Intellectual Property Rights does not infringe, and the use by the Company of the Intellectual Property Rights after the Closing will not infringe, the rights of any other Person. Any Intellectual Property Rights used by the Company in the performance of any services under any Contract is, and upon the performance of such Contract remains, owned by the Company and no client, customer or other third-party has any claim of ownership on the Intellectual Property Rights.

(d) All employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of the Company or any predecessor in interest thereto either: (i) is a party to a “work-for-hire” agreement under which the Company is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of the Company (or such predecessor in interest, as applicable) all right, title and interest in such material.

(e) None of the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby or thereby will cause any material item of Intellectual Property Rights owned, licensed, used or held for use by the Company immediately prior to the Closing to not be owned, licensed or available for use by the Company on substantially the same terms and conditions immediately following the Closing.

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(f) The Company has taken reasonable measures to safeguard and maintain the confidentiality and value of all trade secrets and other items of Company Intellectual Property that are confidential and all other confidential information, data and materials licensed by the Company or otherwise used in the operation of the Business.

4.22 Customers and Suppliers.

(a) Schedule 4.22(a) sets forth a list of the Company’s ten (10) largest customers and the ten (10) largest suppliers as measured by the dollar amount of purchases therefrom or thereby, for the Company’s December 31, 2020 and 2019 fiscal years, showing the approximate total sales by the Company to each such customer and the approximate total purchases by the Company from each such supplier, during each such period.

(b) No supplier listed on Schedule 4.22(a) and, to the actual Knowledge of the Company, no customer listed on Schedule 4.22(a), has (i) terminated its relationship with the Company, (ii) materially reduced its business with the Company or materially and adversely modified its relationship with the Company, (iii) notified the Company in writing of its intention to take any such action, or (iv) to the Knowledge of the Company, become insolvent or subject to bankruptcy proceedings.

4.23 Accounts Receivable and Payable; Loans.

(a) All accounts receivable and notes of the Company reflected on the Financial Statements, and all accounts receivable and notes arising subsequent to the date thereof, represent valid obligations arising from services actually performed or goods actually sold by the Company in the ordinary course of business consistent with past practice. The accounts payable of the Company reflected on the Financial Statements, and all accounts payable arising subsequent to the date thereof, arose from bona fide transactions in the ordinary course consistent with past practice.

(b) To the Knowledge of the Company, there is no contest, claim, or right of setoff in any agreement with any maker of an account receivable or note relating to the amount or validity of such account, receivables or note that could reasonably result in a Material Adverse Effect.

(c) The information set forth on Schedule 4.23(c) separately identifies any and all accounts, receivables or notes of the Company which are owed by any Affiliate of the Company. Except as set forth on Schedule 4.23(c), the Company is not indebted to any of its Affiliates and no Affiliates are indebted to the Company.

4.24 Pre-payments. The Company has not received any payments with respect to any services to be rendered or goods to be provided after the Closing except in the ordinary course of business.

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4.25 Employees.

(a) Schedule 4.25(a) sets forth a true, correct and complete list of the ten (10) highest paid employees of the Company as of the Signing Date, including the name, department, title, employment or engagement commencement date, current salary or compensation rate for each such person and total compensation (including bonuses) paid to each such person for the fiscal year ended December 31, 2020. Unless indicated in such list, no salaried employee included in such list (i) is currently on leave, (ii) has given written notice of his or her intent to terminate his or her relationship with the Company, or (iii) has received written notice of such termination from the Company. To the Knowledge of the Company, no salaried employee (but specifically excluding all account executives) of the Company that earned an aggregate amount of compensation in excess of $100,000 in the December 31, 2020 fiscal year intends to terminate his or her relationship with the Company within six (6) months following the Closing Date. Schedule 4.25(a) sets forth all proceedings, governmental investigations or administrative proceedings of any kind against the Company of which the Company has been notified regarding its employees or employment practices, or operations as they pertain to conditions of employment within two (2) years preceding the date of this Agreement.

(b) The Company is not a party to or subject to any employment contract, consulting agreement, collective bargaining agreement, confidentiality agreement restricting the activities of the Company, non-competition agreement restricting the activities of the Company, or any similar agreement, and there has been no activity or proceeding by a labor union or representative thereof to organize any employees of the Company.

(c) There are no pending or, to the Knowledge of the Company, threatened claims or proceedings against the Company under any worker’s compensation policy or long-term disability policy.

(d) Except as would not have a Material Adverse Effect, the Company has properly classified all of its employees as exempt or non-exempt.

4.26 Employment Matters.

(a) Schedule 4.26(a) sets forth a true and complete list of every employment agreement, commission agreement, employee group or executive medical, life, or disability insurance plan, and each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom stock, stock option, stock purchase, stock appreciation right or severance plan of the Company now in effect or under which the Company has or might have any obligation, or any understanding between the Company and any employee concerning the terms of such employee’s employment that does not apply to the Company’s employees generally (collectively, “Labor Agreements”). The Company has previously delivered to Parent true and complete copies of each such Labor Agreement, any employee handbook or policy statement of the Company, and complete and correct information concerning the Company’s employees, including with respect to the (i) name, residence address, and social security number; (ii) position; (iii) compensation; (iv) vacation and other fringe benefits; (v) claims under any benefit plan; and (vii) resident alien status (if applicable). Schedule 4.26(a) sets forth a true and complete list of the names, addresses and titles of the directors, officers and managers of the Company.

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(b) Except as disclosed on Schedule 4.26(b):

(i) all employees of the Company are employees at will, and the employment of each employee by the Company may be terminated immediately by the Company, as applicable, without any cost or liability except severance in accordance with the Company’s standard severance practice as disclosed on Schedule 4.26(b);

(ii) to the Knowledge of the Company, no employee of the Company has any plan to terminate his or her employment now or in the near future, whether as a result of the transactions contemplated hereby or otherwise;

(iii) to the Knowledge of the Company, no employee of the Company, in the ordinary course of his or her duties, has breached or will breach any obligation to a former employer in respect of any covenant against competition or soliciting clients or employees or servicing clients or confidentiality or any proprietary right of such former employer; and

(iv) the Company is not a party to any collective bargaining agreement, does not have any material labor relations problems, and there is no pending representation question or union organizing activity respecting employees of the Company.

(c) The Company has complied in all material respects with all Labor Agreements and all applicable laws relating to employment or labor. There is no legal prohibition with respect to the permanent residence of any employee of the Company in the United States or his or her permanent employment by the Company. No present or former employee, officer, director or manager of the Company has, or will have at the Closing Date, any claim against the Company for any matter including for wages, salary, or vacation or sick pay, or otherwise under any Labor Agreement. All accrued obligations of the Company applicable to its employees, whether arising by operation of Law, by Contract, by past custom or otherwise, for payments by the Company to any trust or other fund or to any Authority, with respect to unemployment or disability compensation benefits, social security benefits, under ERISA or otherwise, have been paid or adequate accruals therefor have been made.

4.27 Withholding. All obligations of the Company applicable to its employees, whether arising by operation of Law, by contract, by past custom or otherwise, or attributable to payments by the Company to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on the Financial Statements. All reasonably anticipated obligations of the Company with respect to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business), whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by the Company prior to the Closing Date.

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4.28 Employee Benefits and Compensation.

(a) Schedule 4.28 sets forth a true and complete list of each “employee benefit plan” (as defined in Section 3(3) of ERISA), bonus, deferred compensation, equity-based or non-equity-based incentive, severance or other plan or written agreement relating to employee or director benefits or employee or director compensation or fringe benefits, maintained or contributed to by the Company at any time during the 7-calendar year period immediately preceding the date hereof and/or with respect to which the Company could incur or could have incurred any direct or indirect, fixed or contingent liability (each a “Plan” and collectively, the “Plans”). Each Plan is and has been maintained in substantial compliance with all applicable laws, including but not limited to ERISA, and has been administered and operated in all material respects in accordance with its terms.

(b) Each Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service and, to the Knowledge of the Company, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination. No event which constitutes a “reportable event” (as defined in Section 4043(c) of ERISA) for which the 30-day notice requirement has not been waived by the Pension Benefit Guaranty Corporation (the “PBGC”) has occurred with respect to any Plan. No Plan subject to Title IV of ERISA has been terminated or is or has been the subject of termination proceedings pursuant to Title IV of ERISA. Full payment has been made of all amounts which the Company was required under the terms of the Plans to have paid as contributions to such Plans on or prior to the date hereof (excluding any amounts not yet due) and no Plan which is subject to Part 3 of Subtitle B of Title I of ERISA has incurred an “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived.

(c) Neither the Company nor to the Knowledge of the Company, any other “disqualified person” or “party in interest” (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively), has engaged in any transaction in connection with any Plan that could reasonably be expected to result in the imposition of a penalty pursuant to Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975(a) of the Code. The Company has not maintained any Plan (other than a Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code) which provides benefits with respect to current or former employees or directors following their termination of service with the Company (other than as required pursuant to COBRA). Each Plan subject to the requirements of COBRA has been operated in substantial compliance therewith.

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(d) No individual will accrue or receive additional benefits, service or accelerated rights to payment of benefits as a direct result of the Merger. No material liability, claim, investigation, audit, action or litigation has been incurred, made, commenced or, to the Knowledge of the Company, threatened, by or against any Plan or the Company with respect to any Plan (other than for benefits payable in the ordinary course and PBGC insurance premiums). No Plan or related trust owns any securities in violation of Section 407 of ERISA. With respect to each Plan which is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) as of the most recent actuarial valuation report prepared for each such Plan, the aggregate present value of the accrued liabilities thereof (determined in accordance with Statement of Financial Accounting Standards No. 35) did not exceed the aggregate fair market value of the assets allocable thereto.

(e) No Plan is a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) and the Company has not been obligated to contribute to any multiemployer plan. No material liability has been, or could reasonably be expected to be, incurred under Title IV of ERISA (other than for PBGC insurance premiums payable in the ordinary course) or Section 412(f) or (n) of the Code, by the Company or any entity required to be aggregated with the Company pursuant to Section 4001(b) of ERISA and/or Section 414 (b), (c), (m) or (o) of the Code with respect to any “employee pension benefit plan” (as defined in Section 3(2) of ERISA).

(f) There is no unfunded non-tax-qualified Plan which provides a pension or retirement benefit.

(g) The Company has not made any commitment to create or cause to exist any employee benefit plan which is not listed on Schedule 4.28, or to modify, change or terminate any Plan (other than as may be necessary for compliance with applicable law).

(h) The Company does not have any plan, arrangement or agreement providing for “deferred compensation” that is subject to Section 409A(a) of the Code, or any plan, arrangement or agreement that is subject to Section 409A(b) of the Code.

4.29 Real Property.

(a) Except as set forth on Schedule 4.29, the Company does not own, or otherwise have an interest in, any Real Property, including under any Real Property lease, sublease, space sharing, license or other occupancy agreement. The Company has good, valid and subsisting title to its respective leasehold estates in the offices described on Schedule 4.29, free and clear of all Liens. The Company has not breached or violated any local zoning ordinance, and no notice from any Person has been received by the Company or served upon the Company claiming any violation of any local zoning ordinance.

(b) The Real Property leased by the Company is in a state of maintenance and repair in all material respects adequate and suitable for the purposes for which it is presently being used, and there are currently no material repair or restoration works likely to be required in connection with any of the leased Real Property. The Company is in physical possession and actual and exclusive occupation of the whole of the leased properties, none of which are subleased or assigned to another Person. The Leases lease all useable square footage of the premises located at the leased Real Property locations. The Company does not owe any brokerage commission with respect to any Real Property.

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4.30 Accounts. Schedule 4.30 sets forth a true, complete and correct list of the checking accounts, deposit accounts, safe deposit boxes, and brokerage, commodity and similar accounts of the Company, including the account number and name, the name of each depositary or financial institution and the address where such account is located and the authorized signatories thereto.

4.31 Tax Matters.

(a) (i) The Company has duly and timely filed all Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate and disclose all Taxes required to be paid; (iv) there is no Action, pending or proposed or, to the Knowledge of the Company, threatened, with respect to Taxes of the Company or for which a Lien may be imposed upon any of the Company’s assets and, to the best of the Knowledge of the Company, no basis exists therefor; (v) no statute of limitations in respect of the assessment or collection of any Taxes of the Company for which a Lien may be imposed on any of the Company’s assets has been waived or extended, which waiver or extension is in effect; (vi) the Company has complied in all material respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Company; ; (vii) no claim has ever been made by a Taxing Authority in a jurisdiction where the Company has not paid any Tax or filed Tax Returns, asserting that the Company is or may be subject to Tax in such jurisdiction; (viii) there is no outstanding power of attorney from the Company authorizing anyone to act on behalf of the Company in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of the Company; (ix) the Company is not, and has ever been, a party to any Tax sharing or Tax allocation Contract; (x) the Company is and has never been included in any consolidated, combined or unitary Tax Return; (xi) the Company is not a party to a Contract that requires or would, upon the occurrence of certain events, require the Company to make a payment which would not be fully deductible under Section 280G of the Code without regard to whether such payment is reasonable compensation for services rendered and without regard to any exception that requires future action by any Person; (xii) during the last two years, the Company has not engaged in any exchange under which gain realized on the exchange was not recognized under Section 1031 of the Code; (xiii) the Company was not a “distributing corporation” or a “controlled corporation” under Section 355 of the Code in any transaction within the last two years or pursuant to a plan or series of related transactions (within the meaning of Section 355(e) of the Code) with any transaction contemplated by this Agreement; (xiv) the Company is not, and has never been, a “personal holding company” (within the meaning of Section 542 of the Code), a stockholder in a “controlled foreign corporation” (within the meaning of Section 957 of the Code), a “foreign personal holding company” (within the meaning of Section 552 of the Code as in effect prior to the repeal of such section), or a “passive foreign investment company” (within the meaning of Section 1297 of the Code); (xvi) the Company is not and has not been treated as a foreign corporation for U.S. federal income tax purposes, and (xvii) the Company is not an “investment company” for purposes of Sections 351(e) or 368 of the Code and the Treasury Regulations promulgated thereunder. The Company has not entered into a “reportable transaction” (within the meaning of Section 6707A of the Code or Treasury Regulations §1.6011.-4 or any predecessor thereof).

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4.32 Environmental Laws.

(a) The Company has not (i) received any written notice of any alleged claim, violation of or liability under any Environmental Law which has not heretofore been cured or for which there is any remaining liability; (ii) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials so as to give rise to any liability or corrective or remedial obligation under any Environmental Laws; or (iii) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws or the Hazardous Materials Activities of the Company, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

(b) The Company has delivered to Parent all material records in its possession concerning the Hazardous Materials Activities of the Company and all environmental audits and environmental assessments in the possession or control of the Company of any facility currently owned, leased or used by the Company which identifies the potential for any violations of Environmental Law or the presence of Hazardous Materials on any property currently owned, leased or used by the Company.

(c) There are no Hazardous Materials in, on, or under any properties owned, leased or used at any time by the Company such as could give rise to any material liability or corrective or remedial obligation of the Company under any Environmental Laws.

4.33 Finders’ Fees. Other than Chardan Capital Markets LLC, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of Affiliates who might be entitled to any fee or commission from the Company or any of its Affiliates (including the Company following the Closing) upon consummation of the transactions contemplated by this Agreement.

4.34 Powers of Attorney and Suretyships. The Company does not have any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent, or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person.

4.35 Directors and Officers. Schedule 4.35 sets forth a true, correct and complete list of all directors and officers of the Company.

4.36 Other Information. Neither this Agreement nor any of the documents or other information made available to Parent or its Affiliates, attorneys, accountants, agents or representatives pursuant hereto or in connection with Parent’s due diligence review of the Business, the Company Common Stock, the Company’s assets or the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

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4.37 Certain Business Practices. Neither the Company, nor any director, officer, agent or employee of the Company (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. Neither the Company, nor any director, officer, agent or employee of the Company (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of the Company) has, since December 31, 2017, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company or assist the Company in connection with any actual or proposed transaction, which, if not given could reasonably be expected to have had a Material Adverse Effect on the Company, or which, if not continued in the future, could reasonably be expected to adversely affect the business or prospects of the Company or that could reasonably be expected to subject the Company to suit or penalty in any private or governmental litigation or proceeding.

4.38 Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”), and no Action involving the Company with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

4.39 OFAC. Neither the Company, nor any director or officer of the Company (nor, to the Knowledge of the Company, any agent, employee, affiliate or Person acting on behalf of the Company) is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years.

4.40 Not an Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

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ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND merger sub

Except as set forth on the Schedules to this Agreement, Parent and Merger Sub (the “Parent Parties”), jointly and severally, hereby represent and warrant to the Company that, except as disclosed in Parent SEC Documents:

5.1 Corporate Existence and Power. Parent is a British Virgin Islands business company duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands. Merger Sub is a company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent Parties has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. None of Parent Parties has entered into any definitive agreements with respect to any merger, consolidation, sale of all or substantially all of its assets, reorganization, recapitalization, dissolution or liquidation.

5.2 Corporate Authorization. The execution, delivery and performance by Parent Parties of this Agreement and the consummation by Parent Parties of the transactions contemplated hereby are within the corporate powers of Parent Parties and have been or will be on or before Closing duly authorized by all necessary corporate action on the part of Parent Parties, including each of Parent Parties’ board of directors and shareholders to the extent required by the their organizational documents, BVI Law or any other applicable Law or any contract to which Parent Parties or any of their shareholders is a party or by which or its securities are bound. This Agreement has been duly executed and delivered by each Parent Party and it constitutes, a valid and legally binding agreement of each Parent Party, enforceable against them in accordance with its terms.

5.3 Governmental Authorization. Other than as required under the NASDAQ rules, Parent Parties respective organizational documents, BVI Law or Delaware Law or securities Laws, or as otherwise set forth on Schedule 5.3, neither the execution, delivery nor performance of this Agreement requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

5.4 Non-Contravention. The execution, delivery and performance by Parent Parties of this Agreement do not and will not, (i) provide that holders of fewer than the number of Parent Ordinary Shares specified in Parent’s organizational documents exercise their redemption rights with respect to such transaction, contravene or conflict with the organizational or constitutive documents of Parent, or (ii) contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, order, writ, or decree binding upon Parent Parties.

5.5 Finders’ Fees. Other than Chardan Capital Markets LLC, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any Parent Party or its Affiliates who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

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5.6 Issuance of Shares. The Merger Consideration, when issued, and the Contingent Merger Consideration Shares, if issued, in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable.

5.7 Capitalization.

(a) The authorized shares of Parent consists of unlimited Parent Ordinary Shares of which 7,036,146. Parent Ordinary Shares are issued and outstanding as of the date hereof. All outstanding Parent Ordinary Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of BVI Law, Parent’s organizational documents or any contract to which Parent is a party or by which Parent is bound. There are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any Parent Ordinary Shares or any equity of Parent. There are no outstanding contractual obligations of Parent to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(b) The authorized capital stock of Merger Sub consists of 300,000,000 shares of common stock, par value $0.0001 per share, of which one (1) share of Merger Sub Common Stock is issued and outstanding as of the date hereof and 150,000,000 share of preferred stock, par value $0.0001 per share, of which none are issued and outstanding as of the date hereof (“Merger Sub Capital Stock”). All issued and outstanding shares of Merger Sub Capital Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Delaware Law, the Merger Sub’s organizational documents or any contract to which Merger Sub is a party or by which Merger Sub is bound. Except as set forth in the Merger Sub’s organizational documents, there are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any shares of Merger Sub Capital Stock or any capital equity of Merger Sub. There are no outstanding contractual obligations of Merger Sub to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

5.8 Information Supplied. None of the information supplied or to be supplied by any Parent Party expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Parent’s shareholders with respect to the solicitation of proxies to approve the transactions contemplated by this Agreement will, at the date of filing and/ or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Parent or that is included in Parent SEC Documents).

5.9 Listing. Parent Ordinary Shares are listed on the Nasdaq Capital Market, with the ticker symbol HUSN. Other as disclosed in Parent SEC Documents, there is no other action or proceeding pending or, to the knowledge of Parent, threatened against Parent by Nasdaq with respect to any intention by such entity to prohibit or terminate the listing of Parent Ordinary Shares on Nasdaq.

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5.10 Reporting Company. Parent is a publicly held company subject to reporting obligations pursuant to Section 13 of the Exchange Act, and Parent Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act. Other as disclosed in Parent SEC Documents, there is no legal proceeding pending or, to Parent’s knowledge, threatened in writing against Parent by the SEC with respect to the deregistration of Parent Ordinary Shares. Parent has taken no action that is designed to terminate the registration of Parent Ordinary Shares under the Exchange Act.

5.11 Board Approval. Each of Parent board of directors and Merger Sub board of directors (including any required committee or subgroup of such boards) has, as of the date of this Agreement, unanimously (i) declared the advisability of the transactions contemplated by this Agreement and (ii) determined that the transactions contemplated hereby are in the best interests of the stockholders or shareholders of Parent and Merger Sub, as applicable.

5.12 Parent SEC Documents and Parent Financial Statements. Parent has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC since Parent’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “Additional Parent SEC Documents”). Parent has made available to the Company copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) days prior to the date of this Agreement: (i) Parent’s Annual Reports on Form 20-F for each fiscal year of Parent beginning with the first year Parent was required to file such a form, (ii) all proxy statements relating to Parent’s meetings of shareholders (whether annual or special) held, and all information statements relating to shareholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iii) its Quarterly Reports on Form 6-K filed since the beginning of the first fiscal year referred to in clause (i) above, (iv) its Current Reports on Form 6-K filed since the beginning of the first fiscal year referred to in clause (i) above, and (v) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 5.12) filed by Parent with the SEC since Parent’s formation (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), (iv) and (v) above, whether or not available through EDGAR, are, collectively, the (“Parent SEC Documents”). Parent SEC Documents were, and the Additional Parent SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. Parent SEC Documents did not, and the Additional Parent SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Parent SEC Document or Additional Parent SEC Document has been or is revised or superseded by a later filed Parent SEC Document or Additional Parent SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 5.12, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

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5.13 Subsidiaries.

(a) Parent owns an equity interest in each Person listed on Schedule 5.13 (each a “Parent Subsidiary” and together, “Parent Subsidiaries”). None of Parent or any Parent Subsidiary is a party to any agreement relating to the formation of any joint venture, association or other entity.

(b) Each Parent Subsidiary is duly organized, validly existing and in good standing under and by virtue of the Laws of the jurisdiction of its formation set forth by its name on Schedule 5.13. Each Parent Subsidiary has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. Each Parent Subsidiary has offices located only at the addresses set forth by its name on Schedule 5.13.

(c) Schedule 5.13 sets forth a true and complete list of the names, addresses and titles of the directors, officers and managers of Parent Subsidiaries.

5.14 Third Parties; Related Party Arrangements. Schedule 5.14 lists each Contract to which Parent or any Parent Subsidiary, on the one hand, and any shareholder or stockholder beneficially owning more than 10% of the common share of Parent, or any affiliate of such a shareholder or stockholder, on the other hand, is a party, that has not been filed or disclosed in Parent SEC Documents. No shareholder or stockholder of Parent, any Parent Subsidiary or any Affiliate of a shareholder or stockholder of Parent or any Parent Subsidiary (i) owns, directly or indirectly, in whole or in part, any tangible or intangible property that Parent uses or the use of which is necessary for the conduct of the Business or the ownership or operation of Parent’s assets, or (ii) have engaged in any transactions with Parent.

5.15 Absence of Certain Changes. Since January 1, 2021, Parent and each Parent Subsidiary has conducted its business in the ordinary course consistent with past practices and there has not been:

(a) any material adverse effect;

(b) any transaction, Contract or other instrument entered into, or commitment made, by Parent relating to the Business, or any of Parent’s assets (including the acquisition or disposition of any assets) that require annual payment from or to Parent individually in excess of $1,000 or in an aggregate amount in excess of $5,000, or any relinquishment by Parent or any Parent Subsidiary of any Contract or other right, in either case other than transactions entered into in the ordinary course of business;

(c) (i) any redemption of, declaration, setting aside or payment of any dividend or other distribution with respect to any shares or other equity interests in Parent; (ii) any issuance by Parent of shares or other equity interests in Parent, or (iii) any repurchase, redemption or other acquisition, or any amendment of any term, by Parent of any outstanding shares or other equity interests;

(d) (i) any creation or other incurrence of any Lien on any Parent Subsidiary of Common Stock or any of Parent’s or Parent Subsidiaries’ assets, and (ii) any making of any loan, advance or capital contributions to or investment in any Person by Parent or any Parent Subsidiary;

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(e) any material personal property damage, destruction or casualty loss or personal injury loss (whether or not covered by insurance) affecting the business or assets of Parent or any Parent Subsidiary;

(f) increased benefits payable under any existing severance or termination pay policies or employment agreements; entered into any employment, deferred compensation or other similar agreement (or amended any such existing agreement) with any director, officer, manager or employee; established, adopted or amended (except as required by law) any bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer, manager or employee; or increased any compensation, bonus or other benefits payable to any director, officer, manager or employee, other than increases to non-officer employees in the ordinary course of business consistent with past practices;

(g) any material labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees, which employees were not subject to a collective bargaining agreement at December 31, 2020, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees;

(h) any sale, transfer, lease to others or otherwise disposition of any of its assets by Parent or any Parent Subsidiary except for inventory sold in the ordinary course of business consistent with past practices;

(i) (i) any amendment to or termination of any Parent Material Contract, (ii) any amendment to any material license or material Permit from any Authority held by Parent or a Parent Subsidiary, (iii) any receipt of any notice of termination of any of the items referenced in (i) and (ii); and (iv) a material default by Parent or any Parent Subsidiary under any Material Contract, or any material license or material Permit from any Authority held by Parent or any Parent Subsidiary;

(j) any capital expenditure by Parent or any Parent Subsidiary in excess in any fiscal month of an aggregate of $5,000 or entering into any lease of capital equipment or property under which the annual lease charges exceed $5,000 in the aggregate by Parent or any Parent Subsidiary;

(k) any institution of litigation, settlement or agreement to settle any litigation, action, proceeding or investigation before any court or governmental body relating to Parent, any Parent Subsidiary or their property or suffering of any actual or threatened litigation, action, proceeding or investigation before any court or governmental body relating to Parent, any Parent Subsidiary or their property;

(l) any loan of any monies to any Person or guarantee of any obligations of any Person by Parent or any Parent Subsidiary;

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(m) any change in the accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) of Parent or any Parent Subsidiary or any revaluation of any of the assets of Parent or any Parent Subsidiary;

(n) any engagement by Parent or any Parent Subsidiary in any merger, consolidation, reorganization, reclassification, liquidation, dissolution or similar transaction;

(o) any acquisition of assets (other than acquisitions of inventory in the ordinary course of business consistent with past practice) or business of any Person individually in excess of $1,000 or in an aggregate amount in excess of $5,000;

(p) any material Tax election made by Parent or any Parent Subsidiary outside of the ordinary course of business consistent with past practice, or any material Tax election changed or revoked by Parent or any Parent Subsidiary; any material claim, notice, audit report or assessment in respect of Taxes settled or compromised by Parent or any Parent Subsidiary any annual Tax accounting period changed by Parent or any Parent Subsidiary; any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any Tax entered into by Parent or any Parent Subsidiary; or any right to claim a material Tax refund surrendered by Parent or any Parent Subsidiary; or

(q) any commitment or agreement to do any of the foregoing.

5.16 Properties; Title to Parent’s Assets. Each of Parent and Parent Subsidiary has good, valid and marketable title in and to, a valid leasehold interest or license in or a right to use, all of their assets reflected on Parent’s financial statements. Except as set forth on Schedule 5.16, no such asset is subject to any Liens.

5.17 No Undisclosed Liability. Except as specifically disclosed, reflected or fully reserved against on Parent’s most recent financial statements included in Parent’s SEC Documents, and for liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since the date of such financial statements, there are no liabilities, debts or obligations of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise) relating to Parent or any Parent Subsidiary, other than (a) liabilities reflected and adequately reserved against in such financial statements, (b) liabilities incurred in the ordinary course of business after the date of such financial statements, (c) liabilities related to the future performance of any Parent Material Contract, (d) liabilities incurred in connection with the transactions contemplated hereby, and (e) liabilities specifically identified on Schedule 5.17.

5.18 Litigation. There is no Action (or any basis therefore) pending against, or to the Knowledge of Parent threatened against or affecting, Parent, Parent Subsidiaries or any of their officers or directors, their business, assets or any Contract before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby. There are no outstanding judgments against Parent or any Parent Subsidiary. Neither Parent nor any Parent Subsidiary is, and has not been in the past five (5) years, subject to any Action with any Authority.

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5.19 Contracts.

(a) Other than as set forth on Schedule 5.19, Parent SEC Documents have disclosed all material Contracts, oral or written to which Parent or any Parent Subsidiary is a party, or that require annual payment from or to Parent or any Parent Subsidiary individually in excess of $1,000 or in an aggregate amount in excess of $5,000 (“Parent Material Contract”) and which are currently in effect and constitute agreements that provide for obligations that are material to and enforceable against Parent, or rights that are material to Parent and enforceable by Parent against one or more other parties to the agreement, in each case whether or not subject to conditions.

(b) Each Parent Material Contract is a valid and binding agreement, and is in full force and effect, and neither Parent, any Parent Subsidiary nor, to the Knowledge of Parent, any other party thereto, is in breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Parent Material Contract. Neither Parent nor any Parent Subsidiary has assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Parent Material Contracts, or granted any power of attorney with respect thereto or to any of Parent’s or Parent Subsidiary’s assets. No Contract (i) requires Parent or any Parent Subsidiary to post a bond or deliver any other form of security or payment to secure its obligations thereunder or (ii) imposes any non-competition covenants that may be binding on, or restrict the Business or require any payments by or with respect to Parent or any of its Affiliates.

(c) None of the execution, delivery or performance by Parent of this Agreement or the consummation by Parent of the transactions contemplated hereby or thereby constitutes a default under or gives rise to any right of termination, cancellation or acceleration of any obligation of Parent.

5.20 Licenses and Permits. Parent SEC Documents have disclosed each Permit affecting, or relating in any way to, the business of Parent or any Parent Subsidiary. Such Permits are valid and in full force and effect, and none of the Permits will, assuming the related third party consents have been obtained or waived prior to the Closing Date, be terminated or impaired or become terminable as a result of the transactions contemplated hereby.

5.21 Compliance with Laws. None of Parent or any Parent Subsidiary is in violation of, has violated, and to the Knowledge of Parent, is neither under investigation with respect to or has been threatened to be charged with or given notice of any violation or alleged violation of, any Law, or judgment, order or decree entered by any court, arbitrator or Authority, domestic or foreign, nor is there any basis for any such charge and within the last 12 months Parent has not received any subpoenas by any Authority.

Without limiting the foregoing paragraph, neither Parent nor any Parent Subsidiary is in violation of, has violated, and to the Knowledge of Parent is not under investigation with respect to nor has been threatened or charged with or given notice of any violation of any provisions of:

(a) any Law applicable due to the specific nature of their business;

(b) the Foreign Corrupt Practices Act;

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(c) any comparable or similar Law of any jurisdiction; or

(d) any Law regulating or covering conduct in, or the nature of, the workplace, including regarding sexual harassment or, on any impermissible basis, a hostile work environment.

5.22 Accounts Receivable and Payable; Loans.

(a) All accounts receivable and notes of Parent and Parent Subsidiaries reflected on Parent’s financial statements, and all accounts receivable and notes arising subsequent to the date thereof, represent valid obligations arising from services actually performed or goods actually sold by Parent or a Parent Subsidiary in the ordinary course of business consistent with past practice. The accounts payable of Parent and Parent Subsidiaries reflected on Parent’s financial statements, and all accounts payable arising subsequent to the date thereof, arose from bona fide transactions in the ordinary course consistent with past practice.

(b) To the Knowledge of Parent, there is no contest, claim, or right of setoff in any agreement with any maker of an account receivable or note relating to the amount or validity of such account, receivables or note that could reasonably result in a material adverse effect on Parent.

(c) The information set forth on Schedule 5.22(c) separately identifies any and all accounts, receivables or notes of Parent or any Parent Subsidiary which are owed by any Affiliate of Parent or any Parent Subsidiary. Except as set forth on Schedule 5.22(c), neither Parent nor any Parent Subsidiary is indebted to any of its Affiliates and no Affiliates are indebted to Parent or any Parent Subsidiary.

5.23 Employees.

(a) Schedule 5.23(a) sets forth a true, correct and complete list of the employees of Parent and Parent Subsidiary as of the date hereof, including the name, department, title, employment or engagement commencement date, current salary or compensation rate for each such person and total compensation (including bonuses) paid to each such person at the end of the last fiscal year. Unless indicated in such list, no employee (i) is currently on leave, (ii) has given written notice of his or her intent to terminate his or her relationship with Parent or any Parent Subsidiary, or (iii) has received written notice of such termination from Parent or any Parent Subsidiary. At Closing, none of Parent Subsidiaries shall have any employees. Schedule 5.23(a)(ii) sets forth all proceedings, governmental investigations or administrative proceedings of any kind against Parent or any Parent Subsidiary of which Parent has been notified regarding its employees or employment practices, or operations as they pertain to conditions of employment.

(b) Neither Parent nor any Parent Subsidiary is a party to or subject to any employment contract, consulting agreement, collective bargaining agreement, confidentiality agreement restricting the activities of Parent or a Parent Subsidiary, non-competition agreement restricting the activities of Parent or a Parent Subsidiary, or any similar agreement, and there has been no activity or proceeding by a labor union or representative thereof to organize any employees of Parent or a Parent Subsidiary.

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(c) Schedule 5.23(c) sets forth a true and complete list of every employment agreement, commission agreement, and benefit plan of Parent now in effect or under which Parent has or might have any obligation, or any understanding between Parent and any current employee concerning the terms of such employee’s employment.

(d) Parent has previously delivered to the Company true and complete copies of each such Labor Agreement, any employee handbook or policy statement of Parent, and complete and correct information concerning Parent’s employees, including with respect to the (i) name, residence address, and social security number; (ii) position; (iii) compensation; (iv) vacation and other fringe benefits; (v) claims under any benefit plan; and (vii) resident alien status (if applicable). Parent and Parent Subsidiaries have complied in all material respects with all Labor Agreements and all applicable Laws relating to employment or labor. No present or former employee, officer, director or manager of Parent or any Parent Subsidiary has, or will have at the Closing Date, any claim against Parent or any Parent Subsidiary for any matter including for wages, salary, or vacation or sick pay, or otherwise under any Labor Agreement. All accrued obligations of Parent and Parent Subsidiaries applicable to their employees, whether arising by operation of Law, by Contract, by past custom or otherwise, for payments by Parent or any Parent Subsidiary to any trust or other fund or to any Authority, with respect to unemployment or disability compensation benefits, or severance, have been paid or adequate accruals therefor have been made.

5.24 Tax Matters.

(a) (i) Parent and each Parent Subsidiary has duly and timely filed all Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate and disclose all Taxes required to be paid; (iv) there is no Action, pending or proposed or, to the Knowledge of Parent, threatened, with respect to Taxes of Parent or any Parent Subsidiary or for which a Lien may be imposed upon any of Parent’s assets and, to the best of the Knowledge of Parent, no basis exists therefor; (v) no statute of limitations in respect of the assessment or collection of any Taxes of Parent or any Parent Subsidiary for which a Lien may be imposed on any of Parent’s assets has been waived or extended, which waiver or extension is in effect; (vi) Parent and each Parent Subsidiary has complied in all material respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by Parent or any Parent Subsidiary ; (vii) no claim has ever been made by a Taxing Authority in a jurisdiction where Parent or any Parent Subsidiary has not paid any Tax or filed Tax Returns, asserting that Parent or any Parent Subsidiary is or may be subject to Tax in such jurisdiction; (viii) there is no outstanding power of attorney from Parent or any Parent Subsidiary authorizing anyone to act on behalf of Parent or any Parent Subsidiary in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of Parent or any Parent Subsidiary; and (ix) Parent nor any Parent Subsidiary is, and has never been, a party to any Tax sharing or Tax allocation Contract.

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5.25 Powers of Attorney and Suretyships. Neither Parent nor any Parent Subsidiary has any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent, or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person.

5.26 Other Information. Neither this Agreement nor any of the documents or other information made available to the Company or its Affiliates, attorneys, accountants, agents or representatives pursuant hereto or in connection with the Company’s due diligence review of Parent and Parent Subsidiaries or the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

5.27 Certain Business Practices. Neither Parent, nor any director, officer, agent or employee of Parent or any Parent Subsidiary (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or (iii) made any other unlawful payment. Neither Parent, and Parent Subsidiary, nor any director, officer, agent or employee of Parent or any Parent Subsidiary (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of Parent or a Parent Subsidiary) has, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder Parent or any Parent Subsidiary or assist Parent or any Parent Subsidiary in connection with any actual or proposed transaction that could reasonably be expected to subject Parent or any Parent Subsidiary to suit or penalty in any private or governmental litigation or proceeding.

5.28 Money Laundering Laws. The operations of Parent and Parent Subsidiaries are and have been conducted at all times in compliance with the Money Laundering Laws, and no Action involving Parent or any Parent Subsidiary with respect to the Money Laundering Laws is pending or, to the Knowledge of Parent, threatened.

ARTICLE VI
COVENANTS OF THE COMPANY PENDING CLOSING

The Company covenants and agrees that:

6.1 Conduct of the Business. (a) From the date hereof through the Closing Date, the Company shall conduct the Business only in the ordinary course, (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, and other than those transactions set forth on Schedule 6.1, shall not enter into any material transactions without the prior written consent of Parent and shall use its best efforts to preserve intact its business relationships with employees, clients, suppliers and other third parties. Without limiting the generality of the foregoing, from the date hereof until and including the Closing Date, without Parent’s prior written consent (which shall not be unreasonably withheld), the Company shall not:

(i) amend, modify or supplement its certificate of incorporation and bylaws or other organizational or governing documents;

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(ii) amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any Contract (including Contracts described in Section 6.1(a)(iii) below), or any other right or asset of the Company;

(iii) modify, amend or enter into any Contract, which (A) is with respect to Real Property, (B) extends for a term of one year or more or (C) obligates the payment of more than $1,000,000 (individually or in the aggregate);

(iv) make any capital expenditures in excess of $1,000,000 (individually or in the aggregate);

(v) sell, lease, license or otherwise dispose of any of the Company’s assets or assets covered by any Contract except (i) pursuant to existing Contracts or commitments disclosed herein and (ii) sales of Inventory in the ordinary course consistent with past practice;

(vi) accept returns of products sold from Inventory except in the ordinary course, consistent with past practice;

(vii) pay, declare or promise to pay any dividends or other distributions with respect to its capital stock, or pay, declare or promise to pay any other payments to any Stockholder (other than, in the case of any Stockholder that is an employee of the Company, payments of salary accrued in said period at the current salary rate set forth on Schedule 4.25(a)) or any Affiliate of the Company;

(viii) authorize any salary increase of more than 10% for any employee of the Company making an annual salary equal to or greater than $100,000 or in excess of $100,000 in the aggregate on an annual basis or change the bonus or profit sharing policies of the Company;

(ix) obtain or incur any loan or other Indebtedness, including drawings under the Company’s existing lines of credit;

(x) suffer or incur any Lien, except for Permitted Liens, on the Company’s assets;

(xi) suffer any damage, destruction or loss of property related to any of the Company’s assets, whether or not covered by insurance;

(xii) delay, accelerate or cancel any receivables or Indebtedness owed to the Company or write off or make further reserves against the same;

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(xiii) merge or consolidate with or acquire any other Person or be acquired by any other Person;

(xiv) suffer any insurance policy protecting any of the Company’s assets to lapse;

(xv) amend any of its Plans set forth in Section 4.28(a) or fail to continue to make timely contributions thereto in accordance with the terms thereof;

(xvi) make any change in its accounting principles or methods or write down the value of any Inventory or assets;

(xvii) change the place of business or jurisdiction of organization of the Company;

(xviii) extend any loans other than travel or other expense advances to employees in the ordinary course of business not to exceed $10,000.00 individually or $50,000.00 in the aggregate;

(xix) issue, redeem or repurchase any capital stock, membership interests or other securities, or issue any securities exchangeable for or convertible into any shares of its capital stock;

(xx) effect or agree to any change in any practices or terms, including payment terms, with respect to customers or suppliers;

(xxi) make or change any material Tax election or change any annual Tax accounting periods; or

(xxii) agree to do any of the foregoing.

(b) The Company shall not (i) take or agree to take any action that might make any representation or warranty of the Company inaccurate or misleading in any respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate or misleading in any respect at any such time.

6.2 Access to Information. From the date hereof until and including the Closing Date, the Company shall, to the best of its ability, (a) continue to give Parent, its legal counsel and other representatives full access to the offices, properties and Books and Records, (b) furnish to Parent, its legal counsel and other representatives such information relating to the Business as such Persons may request and (c) cause the employees, legal counsel, accountants and representatives of the Company to cooperate with Parent in its investigation of the Business; provided that no investigation pursuant to this Section (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company and, provided further, that any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business of the Company.

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6.3 Notices of Certain Events. The Company shall promptly notify Parent of:

(a) any notice or other communication from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of the Company (or Surviving Corporation, post-Closing) to any such Person or create any Lien on any Company Common Stock or any of the Company’s assets;

(b) any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement;

(c) any Actions commenced or threatened against, relating to or involving or otherwise affecting the Company, any Stockholder, Company Common Stock or the Company’s assets or the Business or that relate to the consummation of the transactions contemplated by this Agreement;

(d) the occurrence of any fact or circumstance which constitutes or results, or might reasonably be expected to constitute or result, in a Material Adverse Change; and

(e) the occurrence of any fact or circumstance which results, or might reasonably be expected to result, in any representation made hereunder by the Company to be false or misleading in any respect or to omit or fail to state a material fact.

6.4 Annual and Interim Financial Statements. From the date hereof through the Closing Date, within forty five (45) calendar days following the end of each three-month quarterly period, the Company shall deliver to Parent an unaudited consolidated summary of its earnings and an unaudited consolidated balance sheet for the period from the Balance Sheet Date through the end of such quarterly period and the applicable comparative period in the preceding fiscal year, in each case accompanied by a certificate of the Chief Financial Officer of the Company to the effect that all such financial statements fairly present the financial position and results of operations of the Company as of the date or for the periods indicated, in accordance with U.S. GAAP, except as otherwise indicated in such statements and subject to year-end audit adjustments. Such certificate shall also state that except as noted, from the Balance Sheet Date through the end of the previous quarterly period there has been no Material Adverse Effect. The Company shall also promptly deliver to Parent copies of any audited consolidated financial statements of the Company that the Company’s certified public accountants may issue.

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6.5 SEC Filings.

(a) The Company acknowledges that:

(i) Parent will be required to file Annual Reports on Form 20-F, and interim reports on Current Reports on Form 6-K, that may be required to contain information about the transactions contemplated by this Agreement; and

(ii) Parent will be required to file Current Reports on Form 6-K to announce the transactions contemplated hereby and other significant events that may occur in connection with such transactions.

(b) In connection with any filing Parent makes with the SEC that requires information about the transactions contemplated by this Agreement to be included, the Company will, and will use its best efforts to cause its Affiliates, in connection with the disclosure included in any such filing or the responses provided to the SEC in connection with the SEC’s comments to a filing, to use their best efforts to (i) cooperate with Parent, (ii) respond to questions about the Company required in any filing or requested by the SEC in a timely fashion, and (iii) promptly provide any information requested by Parent’s representatives in connection with any filing with the SEC.

6.6 Financial Information. The Company will promptly provide additional financial information requested by Parent for inclusion in any filings to be made by Parent with the SEC. If requested by Parent, such information must be reviewed or audited by the Company’s auditors.

ARTICLE VII

COVENANTS OF THE COMPANY

The Company agrees that:

7.1 Reporting and Compliance with Laws. From the date hereof through the Closing Date, the Company shall duly and timely file all Tax Returns required to be filed with the applicable Taxing Authorities, pay any and all Taxes required by any Taxing Authority and duly observe and conform in all material respects, to all applicable Laws and Orders.

7.2 Best Efforts to Obtain Consents. The Company shall use commercially reasonable efforts to obtain each third party consent required under this Agreement as promptly as practicable hereafter.

7.3 Available Funding and Cash Payment. Concurrently with or prior to the Closing, the Company shall have raised at least $7,000,000 which shall be used for working capital purposes following Closing (the “Financing”). In addition, at Closing, the Company shall pay to Parent and/or its designees on behalf of Parent a total of $1,750,000, of which $175,000 (the “Escrowed Amount”) has been deposited into an escrow account held by the Company’s legal counsel, Loeb & Loeb. At Closing, Loeb & Loeb shall release the Escrow Amount to Parent and/or its designees and the Company shall pay the remainder of the $1,750,000 directly to Parent via wire transfer of immediately available funds. However, in the event this Agreement is terminated as a result of Parent’s refusal to consummate the transactions contemplated hereby in breach of this Agreement, the Escrowed Amount shall be released to the Company.

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ARTICLE VIII
COVENANTS OF ALL PARTIES HERETO

The parties hereto covenant and agree that:

8.1 Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws to consummate and implement expeditiously each of the transactions contemplated by this Agreement. The parties hereto shall execute and deliver, or cause to be executed and delivered, such other documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement.

8.2 Tax Matters.

(a) The Stockholders’ Representative shall cooperate and assist the Surviving Corporation in preparing (or causing to be prepared) and filing (or causing to be filed) on a timely basis (taking into account valid extensions of time to file) all Tax Returns of the Company required to be filed by the Company after the Closing Date for taxable periods ending on or before the Closing Date. Such Tax Returns shall be true, correct and complete, shall be prepared on a basis consistent with the similar Tax Returns for the immediately preceding taxable period, and shall not make, amend, revoke or terminate any Tax election or change any accounting practice or procedure without the prior written consent of the Surviving Corporation. The Stockholders’ Representative shall give a copy of each such Tax Return to the Surviving Corporation with sufficient time prior to filing for its review and comment. The Stockholders’ Representative shall cause the Company to cooperate in connection with the preparation and filing of such Tax Returns, to timely pay the Tax shown to be due thereon, and to furnish the Surviving Corporation proof of such payment.

(b) Following the Closing, the Stockholders’ Representative may amend any Tax Return of the Company for any taxable period ending on or before the Closing. Surviving Corporation shall cooperate with the Stockholders’ Representative in connection with the preparation and filing of such amended Tax Returns and any Tax proceeding in connection therewith. The cost of preparing and filing such amended Tax Returns or participating in any such Tax proceeding shall be borne by the Company.

(c) Surviving Corporation shall retain all Books and Records with respect to Tax matters of the Company for Pre-Closing Periods for at least seven (7) years following the Closing Date and shall abide by all record retention agreements entered into by or with respect to the Company with any Taxing Authority.

8.3 Settlement of Parent Liabilities. Concurrently with the Closing, all outstanding liabilities of Parent regarding the Merger shall be settled and paid in full, including reimbursement of out-of-pocket expenses reasonably incurred by Surviving Corporation’s officers, directors, or any of their respective Affiliates, in connection with identifying, investigating and consummating a business combination.

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8.4 Confidentiality. The Company, on the one hand, and Parent and Merger Sub, on the other hand, shall hold and shall cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all documents and information concerning the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources, which source is not the agent of the other party, by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its representatives in connection with this Agreement. In the event that any party believes that it is required to disclose any such confidential information pursuant to applicable Laws, such party shall give timely written notice to the other parties so that such parties may have an opportunity to obtain a protective order or other appropriate relief. Each party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other parties if it exercises the same care as it takes to preserve confidentiality for its own similar information.

8.5 Form 6-K; Form 8-K; Press Releases.

(a) As promptly as practicable after execution of this Agreement, Parent will prepare and file a Current Report on Form 6-K pursuant to the Exchange Act to report the execution of this Agreement, a copy of which will be provided to the Company at least one (1) Business Day before its filing deadline and which the Company may review and comment upon prior to filing. Promptly after the execution of this Agreement, Parent and the Company shall also issue a joint press release announcing the execution of this Agreement, in form and substance mutually acceptable to Parent and the Stockholders’ Representative.

(b) At least five (5) days prior to the Closing, Parent shall begin preparing, in consultation with the Company, a draft Current Report on Form 8-K in connection with and announcing the Closing, together with, or incorporating by reference, such information that is required to be disclosed with respect to the consummated transaction pursuant to Form 6-K (the “Closing Form 6-K”). Prior to the Closing, Parent and the Company shall prepare a mutually agreeable press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). Concurrently with the Closing, Parent shall distribute the Closing Press Release and, as soon as practicable thereafter, file the Closing Form 6-K with the SEC.

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8.6 Director and Officer Liability.

(a) From and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted by Delaware Law, indemnify, defend, and hold harmless each Person who is now, or has been a director, officer, or employee of the Company and Parent (collectively, the “Indemnified Fiduciaries”) in respect of actions taken prior to and including the Effective Time in connection with their duties as directors or officers of the Company, as provided in the Company certificate of incorporation, bylaws and any indemnification agreements between the Company and said Indemnified Fiduciaries (each as in effect as of the date of this Agreement) made available by the Company to Parent prior to the date of this Agreement, for a period of six (6) years from the Effective Time, and any claim made requesting indemnification pursuant to such indemnification rights within such six (6)-year period shall continue to be subject to this Section 8.6 until disposition of such claim.

(b) Prior to the Effective Time, the Company shall purchase, at the Company’s expense, in effect for six (6) years after the Effective Time, insurance “tail” or other insurance policies with respect to directors’ and officers’ liability insurance with respect to acts or omissions existing or occurring at or prior to the Effective Time in an amount and scope at least as favorable as the coverage applicable to directors and officers as of immediately prior to the Effective Time under the Company’s directors’ and officer’s insurance policy (the “D&O Tail Policy”). If the Merger is consummated, then Parent and the Surviving Corporation will not cancel the D&O Tail Policy during its term.

(c) The provisions contained in the certificate of incorporation or bylaws of the Surviving Corporation in respect of indemnification shall not be amended, repealed, or otherwise modified in any manner that would adversely affect the rights thereunder of any Indemnified Fiduciary.

(d) If Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, Parent shall use commercially reasonable efforts so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, honor the indemnification set forth in this Section 8.6.

(e) The obligations of the Surviving Corporation and Parent under this Section 8.7 shall not be terminated or modified in such a manner as to adversely affect any Person to whom this Section 8.7 applies without the prior written consent of such affected Person.

ARTICLE IX
CONDITIONS TO CLOSING

9.1 Condition to the Obligations of the Parties. The obligations of all of the parties to consummate the Closing are subject to the satisfaction of all the following conditions:

(a) No provisions of any applicable Law, and no Order shall prohibit or impose any condition on the consummation of the Closing;

(b) There shall not be any Action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the Closing;

(c) The post-Closing board of directors shall have been appointed.

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(d) NASDAQ and Parent shareholders have approved the Merger and the other transactions contemplated by this Agreement.

9.2 Conditions to Obligations of Parent. The obligation of Parent and Merger Sub to consummate the Closing is subject to the satisfaction, or the waiver at Parent’s sole and absolute discretion, of all the following further conditions:

(a) The Company shall have duly performed all of its obligations hereunder required to be performed by it at or prior to the Closing Date.

(b) All of the representations and warranties of the Company contained in this Agreement, and in any certificate delivered by the Company pursuant hereto, shall: (i) be true, correct and complete at and as of the date of this Agreement (except as provided in the disclosure schedules or as provided for in Article IV), or, (ii) if otherwise specified, when made or when deemed to have been made, and (iii) be true, correct and complete as of the Closing Date, in the case of (i) and (ii) with only such exceptions as could not in the aggregate reasonably be expected to have a Material Adverse Effect.

(c) There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a Material Adverse Effect.

(d) Parent Parties shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company to the effect set forth in clauses (a) through (c) of this Section 9.2.

(e) No court, arbitrator or other Authority shall have issued any judgment, injunction, decree or order, or have pending before it a proceeding for the issuance of any thereof, and there shall not be any provision of any applicable Law restraining or prohibiting the consummation of the Closing, or the effective operation of the Business by the Company after the Closing Date.

(f) Parent Parties shall have received copies of all required third party consents, in form and substance reasonably satisfactory to Parent, and no such third party consents shall have been revoked.

(g) Parent Parties shall have received copies of all Governmental Approvals, in form and substance reasonably satisfactory to Parent Parties, and no such Governmental Approval shall have been revoked.

(h) Parent Parties shall have received Schedules updated as of the Closing Date.

(i) The requisite shareholders of Parent shall have approved the transactions contemplated by this Agreement in accordance with the provisions of Parent’s organizational documents and BVI Law.

(j) The Company shall have completed the Financing.

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9.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the Closing is subject to the satisfaction, or the waiver at the Company’s discretion, of all of the following further conditions:

(a) (i) Parent shall have performed in all material respects all of their respective obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Parent contained in this Agreement, and in any certificate or other writing delivered by Parent pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date and (iii) the Company shall have received a certificate signed by an authorized officer of Parent to the foregoing effect.

(b) The requisite majority of the Stockholders shall have approved the transactions contemplated by this Agreement in accordance with the provisions of the Company’s organizational documents and Delaware Law.

(c) Parent shall be in compliance with all applicable rules of NASDAQ.

(d) Parent shall have adopted an option plan in form and substance satisfactory to the Company.

ARTICLE X
INDEMNIFICATION

10.1 Indemnification.

(a) Parent hereby agrees to indemnify and hold harmless the Company Indemnitees, against and in respect of any and all Losses incurred or sustained by any Company Indemnitee as a result of or in connection with any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants of Parent and Merger Sub contained herein or any certificate or other writing delivered pursuant hereto. Any liability incurred by the Company Indemnitees pursuant to the terms of this Article X shall be paid by issuance of Reserved Shares.

(b) The Company agrees to indemnify and hold harmless Parent, Merger Sub, each of its Affiliates and each of its and their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees (the “Parent Indemnitees”), against and in respect of any and all Losses incurred or sustained by any Parent Indemnitee as a result of or in connection with any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants of the Company contained herein or any certificate or other writing delivered pursuant hereto. Any liability incurred by Parent Indemnitees pursuant to the terms of this Article X shall be paid by issuance of Reserved Shares.

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10.2 Procedure. The following shall apply with respect to all claims by any Company Indemnitee or Parent Indemnitee as the case may be (an “Indemnified Party”) for indemnification:

(a) An Indemnified Party shall give the indemnifying party/parties (an “Indemnifying Party” or “Indemnifying Parties” as the case may be) prompt notice (an “Indemnification Notice”) of any third-party action with respect to which such Indemnified Party seeks indemnification pursuant to Section 10.1 (a “Third-Party Claim”), which shall describe in reasonable detail the Loss that has been or may be suffered by the Indemnified Party. The failure to give the Indemnification Notice shall not impair any of the rights or benefits of such Indemnified Party under Section 10.1, except to the extent such failure materially and adversely affects the ability of the Indemnifying Parties to defend such claim or increases the amount of such liability.

(b) In the case of any Third-Party Claims as to which indemnification is sought by any Indemnified Party, such Indemnified Party shall be entitled, at the sole expense and liability of the Indemnifying Parties, to exercise full control of the defense, compromise or settlement of any Third-Party Claim unless the Indemnifying Parties, within a reasonable time after the giving of an Indemnification Notice by the Indemnified Parties (but in any event within ten (10) days thereafter), shall (i) deliver a written confirmation to such Indemnified Party that the indemnification provisions of Section 10.1 are applicable to such action and the Indemnifying Parties will indemnify such Indemnified Party in respect of such action pursuant to the terms of Section 10.1 and, notwithstanding anything to the contrary, shall do so without asserting any challenge, defense, limitation on the Indemnifying Parties’ liability for Losses, counterclaim or offset, (ii) notify such Indemnified Party in writing of the intention of the Indemnifying Parties to assume the defense thereof, and (iii) retain legal counsel reasonably satisfactory to such Indemnified Party to conduct the defense of such Third-Party Claim.

(c) If the Indemnifying Parties assume the defense of any such Third-Party Claim pursuant to Section 10.2(b), then the Indemnified Party shall cooperate with the Indemnifying Parties in any manner reasonably requested in connection with the defense, and the Indemnified Party shall have the right to be kept fully informed by the Indemnifying Parties and their legal counsel with respect to the status of any legal proceedings, to the extent not inconsistent with the preservation of attorney-client or work product privilege. If the Indemnifying Parties so assume the defense of any such Third-Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of such Indemnified Party unless (i) the Indemnifying Parties have agreed to pay such fees and expenses, or (ii) the named parties to any such Third-Party Claim (including any impleaded parties) include an Indemnified Party and an Indemnifying Party and such Indemnified Party shall have been advised by its counsel that there may be a conflict of interest between such Indemnified Party and the Indemnifying Parties in the conduct of the defense thereof, and in any such case the reasonable fees and expenses of such separate counsel shall be borne by the Indemnifying Parties.

(d) If the Indemnifying Parties elect to assume the defense of any Third-Party Claim pursuant to Section 10.2(b), the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Indemnifying Parties withdraw from or fail to vigorously prosecute the defense of such asserted liability, or unless a judgment is entered against the Indemnified Party for such liability. If the Indemnifying Parties do not elect to defend, or if, after commencing or undertaking any such defense, the Indemnifying Parties fail to adequately prosecute or withdraw such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnifying Parties’ expense. Notwithstanding anything to the contrary, the Indemnifying Parties shall not be entitled to control, but may participate in, and the Indemnified Party (at the expense of the Indemnifying Parties) shall be entitled to have sole control over, the defense or settlement of (x) that part of any Third-Party Claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party, or (ii) to the extent such Third-Party Claim involves criminal allegations against the Indemnified Party or (y) the entire Third-Party Claim if such Third-Party Claim would impose liability on the part of the Indemnified Party in an amount which is greater than the amount as to which the Indemnified Party is entitled to indemnification under this Agreement. In the event the Indemnified Party retains control of the Third-Party Claim, the Indemnified Party will not settle the subject claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

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(e) If the Indemnifying Parties undertake the defense of any such Third-Party Claim pursuant to Section 10.1 and propose to settle the same prior to a final judgment thereon or to forgo appeal with respect thereto, then the Indemnified Party shall give the Indemnifying Parties prompt written notice thereof and the Indemnifying Parties shall have the right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal, in each case at the Indemnifying Parties’ expense. The Indemnifying Parties shall not, without the prior written consent of such Indemnified Party settle or compromise or consent to entry of any judgment with respect to any such Third-Party Claim (i) in which any relief other than the payment of money damages is or may be sought against such Indemnified Party, (ii) in which such Third-Party Claim could be reasonably expected to impose or create a monetary liability on the part of the Indemnified Party (such as an increase in the Indemnified Party’s income Tax) other than the monetary claim of the third party in such Third-Party Claim being paid pursuant to such settlement or judgment, or (iii) which does not include as an unconditional term thereof the giving by the claimant, person conducting such investigation or initiating such hearing, plaintiff or petitioner to such Indemnified Party of a release from all liability with respect to such Third-Party Claim and all other actions (known or unknown) arising or which might arise out of the same facts.

10.3 Reserved Shares. At the Closing, Parent shall cause the Reserved Shares to be reserved for issuance pursuant to this Section 10.3.

(a) Rights to the Reserved Shares. Other than in connection with the payment of any Losses pursuant to this Article X, no party shall have any rights to the Reserved Shares, including voting rights or rights to dividends, interest payments or other distributions of any kind made in respect of the Reserved Shares.

(b) Distribution of Reserved Shares. In the event of payment of a Loss to an Indemnified Party pursuant to Section 10.1(a) or 10.1(b), as applicable, then, within three (3) Business Days of the determination of amount of the Loss, (A) the Stockholders’ Representative and Parent shall provide for joint written instruction to be given to Parent’s Transfer Agent (“Joint Written instruction”) to issue such number of Reserved Shares to the Indemnified Party(ies) as set forth in such Joint Written Instruction. The number of Reserved Shares to be issued as payment for a Loss shall be calculated based on the volume weighted average price per share at which Parent’s Common Stock traded on NASDAQ over the five trading day period preceding the date on which the claim for indemnification for which the Loss is to be paid was made by the Indemnified Party.

(c) Release of Reserved Shares. Upon the resolution of all unresolved indemnification claims set forth in any Indemnification Notice provided prior to the expiration of the Survival Period (the “Release Date”), the Stockholders’ Representative and Parent shall provide Joint Written Instruction to Parent’s Transfer Agent no party shall have any claim to any Reserved Shares not issued and such remaining Reserved Shares shall be held in the treasury of the Company.

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10.4 Limitations of Indemnification.

(a) Subject to Section10.4(b), with respect to indemnification for any Losses based upon, attributable to or related to Section 10.1(a) or 10.1(b), (i) neither Parent, the Company nor the Stockholders shall have any liability unless the aggregate amount of Losses incurred by the Indemnified Party exceeds $700,000 (the “Deductible”) and then only for such amounts in excess of the Deductible and (ii) no amounts of indemnity shall be payable by the Indemnifying Party which exceeds the Reserved Shares (the “Indemnity Cap”).

(b) Notwithstanding anything herein to the contrary, with respect to indemnification for any Losses based upon, attributable to or related to fraud or willful misconduct of a Parent Indemnitee or Company Indemnitee, the Indemnity Cap shall not apply.

10.5 Periodic Payments. Any indemnification required by Section 10.1 for costs, disbursements or expenses of any Indemnified Party in connection with investigating, preparing to defend or defending any Action shall be made by periodic payments by the Indemnifying Parties to each Indemnified Party during the course of the investigation or defense, as and when bills are received or costs, disbursements or expenses are incurred.

10.6 Survival of Indemnification Rights. Except for the representations and warranties in Section 5.1 (Corporate Existence and Power), Section 5.2 (Corporate Authorization), and Section 5.5 (Finders’ Fees) which shall survive until ninety (90) days after the expiration of the statute of limitations with respect thereto (including any extensions and waivers thereof), the representations and warranties of Parent shall survive until twelve months (the “Survival Period”) following the Closing. The indemnification to which any Indemnified Party is entitled from the Indemnifying Parties pursuant to Section 10.1 for Losses shall be effective so long as it is asserted prior to the date that is twelve months following the Closing.

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ARTICLE XI
DISPUTE RESOLUTION

11.1 Arbitration.

(a) The parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”). Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(b) If the parties cannot agree upon the Arbitrator, the Arbitrator shall be selected by the New York, New York chapter head of the American Arbitration Association upon the written request of either side. The Arbitrator shall be selected within thirty (30) days of such written request.

(c) The laws of the State of New York shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the laws of the State of New York applicable to a contract negotiated, signed, and wholly to be performed in the State of New York, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(d) The arbitration shall be held in New York, New York in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

(e) On application to the Arbitrator, any party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 11.1(c).

(f) The Arbitrator may, at his discretion and at the expense of the party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(g) The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief (including actual attorneys’ fees and costs) shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the parties and not subject to appeal.

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(h) Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in New York, New York to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the parties hereto) shall have been absent from such arbitration for any reason, including that such party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

(i) The parties shall indemnify the Arbitrator and any experts employed by the Arbitrator and hold them harmless from and against any claim or demand arising out of any arbitration under this Agreement or any agreement contemplated hereby, unless resulting from the gross negligence or willful misconduct of the person indemnified.

(j) This arbitration section shall survive the termination of this Agreement and any agreement contemplated hereby.

11.2 Waiver of Jury Trial; Exemplary Damages.

(a) THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT.

(b) Each of the parties to this Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

ARTICLE XII
TERMINATION

12.1 Termination Without Default. In the event that the Closing of the transactions contemplated hereunder have not occurred by March 31, 2022 (the “Outside Closing Date”), as may be unilaterally extended by Parent, provided that Parent, as applicable, remains in compliance with all applicable rules of NASDAQ, for three consecutive three month periods upon written notice delivered to the Company by Parent at least five Business Days prior to the expiration of the then Outside Closing Date, and no material breach of this Agreement by the party seeking to terminate this Agreement shall have occurred or have been made (as provided in Section 12.2 hereof), Parent or the Company shall have the right, at its sole option, to terminate this Agreement without liability to the other side. Such right may be exercised by Parent or the Company, as the case may be, giving written notice to the other at any time after the Outside Closing Date.

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12.2 Termination Upon Default.

(a) Parent may terminate this Agreement by giving notice to the Company on or prior to the Closing Date, without prejudice to any rights or obligations Parent may have, if the Company or the Stockholders shall have materially breached any representation, warranty, agreement or covenant contained herein to be performed on or prior to the Closing Date and such breach shall not be cured by fifteen (15) days following receipt by the Company or the Stockholders’ Representative, as the case may be, of a notice describing in reasonable detail the nature of such breach.

(b) The Company may terminate this Agreement by giving notice to Parent, without prejudice to any rights or obligations the Company may have, if Parent shall have materially breached any of its covenants, agreements, representations, and warranties contained herein to be performed on or prior to the Closing Date and such breach shall not be cured by the earlier of fifteen (15) days following receipt by Parent of a notice describing in reasonable detail the nature of such breach.

12.3 No Other Termination. Except as otherwise specified herein, neither Parent nor the Company may terminate this Agreement without the prior written consent of the other party.

12.4 Breakup Fee.

(a) In the event of the termination of this Agreement by Parent pursuant to Section 12.2(a) or as a result of the Company’s refusal to consummate the transactions contemplated hereby which refusal is not permitted by Section 12.1 or 12.2, a breakup fee of $500,000 shall be paid, within three Business Days following termination, by the Company to Parent.

(b) In the event that the transaction contemplated by this Agreement is not consummated by the Outside Closing Date, as extended by Parent pursuant to Section 12.1(a), for any reason, a breakup fee of $1,500,000 shall be paid within three Business Days following the Outside Closing Date, by Parent to the Company

12.5 Survival. The provisions of Article X through Article XIII shall survive any termination hereof.

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ARTICLE XIII
MISCELLANEOUS

13.1 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to Parent, to:

Hudson Capital, Inc.
19 West 44th Street, Suite 1001
New York, NY 10036
Attention: Warren Wang
Email: warren@hudsoncapitalusa.com

with a copy to (which shall not constitute notice):

Sichenzia Ross Ference LLP
1185 Avenue of the Americas, 37th Floor
New York, NY 10036
Attention: Benjamin Tan, Esq.
Telecopy: 212. 930 9725

if to the Company (prior to Closing) and to Surviving Corporation (after Closing):

Freight App, Inc.
c/o RPCK | Rastegar Panchal
One Grand Central Place
60 East 42nd Street, Suite 2410
New York, NY 100165
Attention: Joshua Teitelbaum, Esq.
Telecopy: 212-202-4977

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Mitchell Nussbaum
Telecopy: 212-407-4866

if to the Stockholders’ Representative:

ATW Master Fund II, L.P.
507 West 28th Street #1205
New York, NY 10001
Attention: Kerry Propper / Antonio Ruiz-Gimenez

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with a copy to (which shall not constitute notice):

RPCK | Rastegar Panchal
One Grand Central Place
60 East 42nd Street, Suite 2410
New York, NY 100165
Attention: Joshua Teitelbaum, Esq.
Telecopy: 212. 202-4977

13.2 Amendments; No Waivers; Remedies.

(a) This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party shall waive or otherwise affect any obligation of that party or impair any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c) Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d) Notwithstanding anything else contained herein, neither shall any party seek, nor shall any party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

13.3 Arm’s length bargaining; no presumption against drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

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13.4 Publicity. Except as required by law and except with respect to Parent SEC Documents, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto. If a party is required to make such a disclosure as required by law, the parties will use their best efforts to cause a mutually agreeable release or public disclosure to be issued.

13.5 Expenses. Each party shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, unless otherwise specified herein.

13.6 No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

13.7 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

13.8 Counterparts; facsimile signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

13.9 Entire Agreement. This Agreement, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein, there is no condition precedent to the effectiveness of any provision hereof. No party has relied on any representation from, or warranty or agreement of, any person in entering into this Agreement, prior hereto or contemporaneous herewith, except those expressly stated herein.

13.10 Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

13.11 Construction of certain terms and references; captions. In this Agreement:

(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement.

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(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company.

(d) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered schedule means the same-numbered section of the disclosure schedule.

(e) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(f) Captions are not a part of this Agreement, but are included for convenience, only.

13.12 Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

13.13 Third Party Beneficiaries. Neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

13.14 Stockholders’ Representative. ATW Master Fund II, L.P. is hereby appointed as agent and attorney-in-fact (the “Stockholders’ Representative”) for each Stockholder, (i) to give and receive notices and communications to or by Parent for any purpose under this Agreement, (ii) to agree to, negotiate, enter into settlements and compromises of and demand arbitration and comply with orders of courts and awards of arbitrators with respect to any indemnification claims (including Third-Party Claims) under Article X or other disputes arising under or related to this Agreement, (iii) to act on behalf of Stockholders in accordance with the provisions of the Agreement, the securities described herein and any other document or instrument executed in connection with the Agreement and the Merger and (iv) to take all actions necessary or appropriate in the judgment of the Stockholders’ Representative for the accomplishment of the foregoing. Such agency may be changed by the Stockholders from time to time upon no less than twenty (20) days prior written notice to Parent and, if after the Effective Time, the Surviving Corporation, provided, however, that the Stockholders’ Representative may not be removed unless holders of at least 51% of all of the Company Common Stock on an as-if converted basis outstanding immediately prior to the transaction contemplated by this Agreement agrees to such removal. Any vacancy in the position of Stockholders’ Representative may be filled by approval of the holders of at least 51% of all of the Company Common Stock on an as-if converted basis outstanding immediately prior to the transaction contemplated by this Agreement. Any removal or change of the Stockholders’ Representative shall not be effective until written notice is delivered to Parent. No bond shall be required of the Stockholders’ Representative, and the Stockholders’ Representative shall not receive any compensation for his services. Notices or communications to or from the Stockholders’ Representative shall constitute notice to or from the Stockholders. The Stockholders’ Representative shall not be liable for any act done or omitted hereunder while acting in good faith and in the exercise of reasonable business judgment. A decision, act, consent or instruction of the Stockholders’ Representative shall, for all purposes hereunder, constitute a decision, act, consent or instruction of all of the Stockholders and shall be final, binding and conclusive upon each of the Stockholders. The Stockholders shall severally indemnify the Stockholders’ Representative and hold him harmless against any loss, liability, or expense incurred without gross negligence or bad faith on the part of the Stockholders’ Representative and arising out of or in connection with the acceptance or administration of his duties hereunder. Notwithstanding anything in this Section 13..13. to the contrary, the Stockholders’ Representative (in its capacity as such) shall have no obligation or authority with respect to any indemnification claims against a Stockholder made by a Parent Indemnitee under Section 10.1(a).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Parent:

Hudson Capital Inc. (f/k/a China Internet Nationwide Financial Services Inc.)

By:	/s/ Warren Wang
Name:	Warren Wang
Title:	Chief Executive Officer

Merger Sub:

Hudson Capital Merger Sub I Inc.

By:	/s/ Warren Wang
Name:	Warren Wang
Title:	Chief Executive Officer

Company/Surviving Corporation:

FREIGHT APP INC.

By:	/s/ Paul Freudenthaler
Name:	Paul Freudenthaler
Title:	CFO

Stockholders’ Representative:

ATW Master Fund II, L.P.

By ATW Partners GP II, LLC

By :	/s/ Atonio Ruiz-Gimenez, Jr.
Name:	Atonio Ruiz-Gimenez, Jr.
Title:	Member

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